                                                                     EXHIBIT 4.1


                              AMENDMENT NUMBER ONE
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN

     The Dreyer's Grand Ice Cream, Inc. Savings Plan (the "Plan"), as amended and restated effective January 1, 1989 and January 1, 1994, is hereby amended as follows:

1.   EFFECTIVE JANUARY 1, 1994:

     Articles 2.16(c) and (d) and Article 4.3(b) of the Dreyer's Grand Ice Cream, Inc. Savings Plan are deleted in their entirety and sections are renumbered as appropriate.

2.   ARTICLE 9.13 IS ADDED AS FOLLOWS:

     9.13 Direct Rollovers

     (a)  In General

     This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  Definitions Pertaining to Direct Rollovers

          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; and distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

          (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

3. EFFECTIVE AS OF THE DATE OF ADOPTION OF THIS AMENDMENT NUMBER ONE TO THE PLAN, ARTICLE 11.5(a) IS AMENDED TO READ:

     11.5 Authority Outlined

          (a)  Employer and Committee Authority

               The Employer has the authority to amend and terminate the Plan, to appoint and remove members of the Committee, and to appoint and remove a Trustee. The Committee also has the right to amend the Plan, provided that only the Employer has the right to amend this Article 11.5(a).

4. EFFECTIVE AS OF THE DATE OF ADOPTION OF THIS AMENDMENT NUMBER ONE TO THE PLAN, THE INTRODUCTORY CLAUSE OF ARTICLE 17.2 IS AMENDED TO READ:

     17.2 Written Consent Required

          Any Affiliated Employer may, with the written consent of the Committee, become a Member Employer under this Plan pursuant to an executed subscription agreement or a corporate resolution under which it shall:

5. EFFECTIVE AS OF THE DATE OF ADOPTION OF THIS AMENDMENT NUMBER ONE TO THE PLAN, ARTICLE 17.3(a)(iv) IS AMENDED TO READ:

          (iv) The right to amend the Plan is specifically reserved to the Employer and the Committee pursuant to Article 11.5(a), and any such amendment, unless otherwise specified therein shall be fully binding with respect to the participation of any Member Employer.


Dated: March 4, 1997               DREYER'S GRAND ICE CREAM, INC.





                                   BY:      [SIG]
                                      ---------------------------

                                   Its: Treasurer
                                        -------------------------

                              AMENDMENT NUMBER TWO
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN




     WHEREAS Dreyer's Grand Ice Cream, Inc. has adopted the Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended and restated generally effective January 1, 1994 (the "Plan") consisting of a Plan and Trust Agreement; and

     WHEREAS pursuant to Section 14.8 of the Plan, the appointment of a successor Trustee may be effected by amendment of the Plan with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment; and

     WHEREAS pursuant to Section 15.2 of the Plan, the Plan Administrative Committee has the authority to amend the Trust Agreement to any extent and in any manner that it may deem advisable by action of the Committee, provided that any such amendment shall not change the duties or liabilities of the Trustee without its written assent to such amendment; and

     WHEREAS the Administrative Committee desires to appoint the Charles Schwab Trust Company as the successor Trustee to Imperial Trust and desires to amend the Plan to effect such appointment; and

     WHEREAS the Administrative Committee also desires to amend the provisions of the Trust Agreement with respect to the duties and liabilities of the Trustee;


     NOW THEREFORE, the Plan is hereby amended effective October 1, 1997 as follows:

1. The Charles Schwab Trust Company is appointed successor trustee to Imperial Trust effective October 1, 1997;

2. Article 14 and Sections 11.5(c), 13.4, 13.10, 15.1 and 15.2 of the Plan, containing provisions which govern the authority, duties and liabilities of the Trustee, are deleted in their entirety and are hereby replaced by the provisions contained in Attachment A hereto. All references in the Plan to the provisions of Article 14, Sections 11.5(c), 13.4, 13.10, 15.1 and 15.2 in effect prior to the effective date of this Amendment shall apply to the appropriate provisions of Article 14 in effect as of the date of this Amendment.


Dated: September 23, 1997               DREYER'S GRAND ICE CREAM, INC.
                                        SAVINGS PLAN ADMINISTRATIVE
                                        COMMITTEE

                                        By: /s/ WILLIAM C. COLLETT
                                            ---------------------------------
                                        Title: Chairman of the Administrative
                                               Committee

                                        CHARLES SCHWAB TRUST COMPANY
                                        Trustee


                                        By: [sig]
                                            ---------------------------------
                                        Title: Executive Vice President

                                  ATTACHMENT A
                                       TO
                              AMENDMENT NUMBER TWO
                                     TO THE
                  DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN


ARTICLE 14
SECTION 14.1 TRUST FUND

          14.1.1 The Employer's President or other duly authorized official shall certify in writing to the Trustee the names and specimen signatures of all those persons who are authorized to act as or on behalf of the Plan's named fiduciary, which term shall include Plan Administrator and these names and specimen signatures shall be updated as necessary by the President or other duly authorized official.

          14.1.2 All contributions or transfers shall be received by the Trustee in cash or in any other property acceptable to the Trustee as determined by the Trustee under its Investment Guidelines, which are incorporated herein and made part of the Trust Agreement as amended from time to time. The Trust Fund shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall manage and administer the Trust Fund without distinction between principal and income. The Trustee shall have no duty to (i) compute any amount required to be transferred or paid to it by the Employer, (ii) collect any contributions or transfers to the Trust Fund, or
(iii) determine whether any contribution or transfer complies with the terms of the Plan.

          If the Employer creates or maintains one or more employee benefit plans qualified under Code section 401(a) in addition to the Plan, the Employer may request the Trustee to hold the assets of the additional plan or plans in the Trust Fund. The Plan Administrator shall keep records showing the interest of the Plan and each additional plan in the Trust Fund unless the Trustee enters into an agreement with the Employer to keep separate accounts for each such plan. The Employer and the Plan Administrator shall not permit or cause the assets of one plan to be used to pay benefits or the administrative expenses of any other plan with the assets in the Trust Fund.

          14.1.3 The Trustee shall accept a contribution of cash or other property otherwise acceptable to the Trustee that has been distributed to a participant (or an eligible employee who is about to become a participant) from another employee benefit plan qualified under Code section 401(a), or from an individual retirement account or annuity described in Code section 408, at the direction of the Plan Administrator. The Plan Administrator shall be solely responsible for determining that such assets represent an eligible rollover contribution within the meaning of Code section 402(c)(4) or 408(d)(3). The Trustee shall accept a transfer of cash or other property acceptable to the Trustee on behalf of a participant (or an employee who is about to become a participant) directly from the trustee of an employee benefit plan qualified under Code section 401(a) at the direction of the Plan Administrator.

SECTION 14.2 INVESTMENTS AND DISTRIBUTIONS

          14.2.1 (a) Except as provided below, the Plan Administrator shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall promptly comply with proper written directions of the Plan Administrator concerning those assets. The Plan Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent required by ERISA or otherwise provided in this Trust, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and shall retain assets until directed in writing by the Plan Administrator to dispose of them.

     The Plan Administrator may delegate to any other person or persons any of the Plan Administrator's rights, powers or responsibilities with respect to the operation and administration of the Trust Fund. Any such delegation shall be made in writing and communicated to the Trustee. The Plan Administrator shall not be liable for any breach of fiduciary responsibility of a delegatee that is not proximately caused by the Plan Administrator's failure to properly select or supervise such delegatee and in which the Plan Administrator does not participate.

          (b) If permissible under the Plan, each participant and/or beneficiary may have investment power over the account maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Plan Administrator. Such direction shall be furnished to the Trustee in writing under procedures agreed to by the Trustee and the Plan Administrator. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant's or beneficiary's exercise of control. If a participant who has investment authority under the terms of the Plan fails to provide such directions, the Plan Administrator shall direct the investment of the participant's accounts. The Plan Administrator shall maintain records showing the interest of each participant and/or beneficiary in the Trust Fund unless the Trustee enters into an Trust with the Employer to keep separate accounts for each such participant and/or beneficiary. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Plan Administrator or participant and shall be required to act only upon receipt of proper written directions. A participant or beneficiary shall not have authority to direct the investment of assets in his or her account in a loan to any participant, including himself or herself, or "collectibles" within the meaning of Code section 408(m)(2).

          (c) The Plan Administrator may appoint an investment manager or managers within the meaning of section 3(38) of ERISA to direct, control or manage the investment of all or a portion of the Trust assets, as provided in sections 3(38) and 403(a)(2) of ERISA. The Plan Administrator shall notify the Trustee in writing of the appointment of each investment manager, and the assets over which each manager shall exercise control and cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, the investment manager shall have the power to manage, acquire, or dispose of any Trust assets identified as under such manager's control, and the Trustee shall not be liable for acts or omissions of the investment manager, or be under an obligation to invest or otherwise manage any asset of the Trust that is subject to the management of such investment manager. The Trustee shall act only upon receipt of proper written directions from a duly appointed investment manager, and shall have no liability to review or question any such directions.

          (d) The duties of the Trustee and Plan Administrator with respect to Plan Participants are governed by Section 13.6 of the Plan.

     14.2.2 (a) Subject to the Investment Guidelines of the Trustee, any general or specific investment guidelines formulated by the Employer or the Plan Administrator and the provisions of Section 2.1 above, the person with investment responsibility ("Authorized Person") may cause the Trust Fund to be invested and reinvested in every kind of investment including, without limitation, publicly traded equity and debt interests of all kinds issued by domestic or foreign governments, business organizations, limited partnerships, investment companies and trusts or other entities, convertible securities of all kinds, interest-bearing deposits in any depository institution (including the Trustee or any affiliate of the Trustee), money market securities of all kinds, collective investments as described in subsection (b) below and insurance contracts as described in subsection (c) below. Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may hold uninvested and without liability for interest such part of the Trust Fund as may be reasonably necessary for the orderly administration of the Trust Fund.

          (b) Subject to the following provisions, the assets of the Trust Fund may be invested and reinvested, in whole or in part, in any common or collective investment fund (referred to as the "fund") maintained by the Trustee or an investment manager in which the Trust Fund is eligible to participate. Notwithstanding any other provision of this Trust Agreement, to the extent Trust Fund assets are invested in any such fund, the terms of the fund's governing instrument shall govern the investment responsibilities and powers of the entity responsible for management of the fund (referred to as "fund manager"), and the terms of such governing instrument shall be incorporated into the Trust Agreement. The value of any interest in a fund held by the Trust Fund shall be the fair market value of the interest as determined by the fund manager in accordance with the fund's governing instrument. For purposes of valuation of the Trust Fund assets, the Trustee shall be entitled to rely conclusively on the value reported by the fund manager.

     The Trust Fund may be invested in a pooled investment vehicle funded by contracts issued by an insurance Employer qualified to do business in a state (within the meaning of ERISA section 3(10)) including, without limitation, group annuity and guaranteed investment contracts. Any such contract may provide for the allocation of amounts received by the insurance Employer to its general account, one or more of its separate accounts (including pooled separate accounts), or both. To the extent Trust Fund assets are allocated to a separate account of an insurance Employer, the Plan Administrator shall appoint the insurance Employer as an investment manager as provided above. Notwithstanding any other provision of the Trust Agreement, the terms of the contract(s) governing the separate account(s) in which the Trust Fund is invested shall govern the investment responsibilities and powers of the insurance Employer and, to the extent required by law, the terms of such contract(s) shall be incorporated into the Trust Agreement.

          (c) To the extent permitted by the Plan, the Authorized Person may direct the Trustee to apply for and purchase life insurance or annuity contracts (referred to as "contracts") from an insurance Employer, subject to the following provisions:

               (i) The Authorized Person shall be responsible for ensuring that the purchases conform with the requirements of the Plan and any rules and policies established by the Plan Administrator regarding the form, value, optional settlement methods and other provisions of the contracts. The Trustee shall not be responsible for the validity or proper execution of any contract delivered to it, or any act of any person which renders the contract void or voidable. The Trustee shall not be responsible if the contract held in the Trust Fund fails to meet the requirements of the Plan, and shall have no duty to inform participants of the terms and conditions of any such contract.

               (ii) The Plan Administrator shall instruct the insurance Employer to notify the Plan Administrator of all premiums becoming due under the contracts. The Plan Administrator shall deliver all premium notices to the Trustee, together with a direction to the Trustee to pay the premiums out of the Trust Fund. The Trustee shall have no responsibility for paying the premium unless sufficient assets of the Trust Fund are available for that purpose.

     (iii) The Plan Administrator shall cause the Trustee to be designated as the sole owner of any such contract, with sole power to exercise all rights, privileges, options and other incidents of ownership at the Plan Administrator's direction. The Plan Administrator from time to time shall direct the Trustee regarding the designation of a beneficiary of the death benefit payable under any such contract in accordance with the applicable provisions of the Plan.

     (d) To the extent permitted by the Plan and ERISA and subject to the applicable federal and state laws, the Authorized Person may direct the Trustee to invest in qualifying employer securities within the meaning of ERISA section 407(d)(5) ("Employer Securities"). The Plan Administrator shall have full responsibility for determining that any such investment, and the voting rights attributable to such investment, complies with applicable law. Notwithstanding any other provision of the Plan or Trust Agreement, the Plan Administrator shall have responsibility for voting any shares or directing that such shares shall be sold, exchange, or otherwise disposed of except to the extent provided in Sections 2.3(q) and (r) herein, or to the extent that such duties are made the responsibility of another person or persons under the terms of the Plan or other governing document, and such person performs according to such terms.

     14.2.3 In its administration of the Trust Fund, the Trustee shall have and exercise whatever powers are necessary to discharge its obligations and exercise its rights under the Trust Agreement. Subject to the direction of the Plan Administrator, participants, or an investment manager as provided in
Section 2.1, the Trustee shall have full power and authority with respect to property held in the Trust Fund to do all such acts, take all proceedings, and exercise all such rights and privileges, whether specifically referred to or not in this document, as could be done, taken, or exercised by the absolute owner, including, without limitation, the following:

          (a) To collect income generated by the Trust Fund investments and proceeds realized on the sale or disposition of assets and to hold the same pending reinvestment or distribution in accordance with this Trust;

          (b) To register Trust Fund property in the Trustee's own name, in the name of a nominee or in bearer form, provided the Trustee's records and accounts show that such property is an asset of the Trust Fund;

          (c) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. Government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Find;

          (d) To retain the property in the Trust;

          (e) To sell Trust assets, at either public or private sale, at such time or times and on such terms and conditions as it may deem appropriate;

          (f) To consent to or participate in any plan for the reorganization, consolidation, or merger of any business unit, any security of which is held in the Trust Fund, to pay calls and assessments imposed upon the owners of such securities as condition of their participating therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such business unit and any other party;

            (g) To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

            (h) To renew or extend the time of payment of any obligation due or becoming due;

            (i)   To grant options to purchase property held in the Trust;

            (j) To compromise, arbitrate, or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

            (k) To exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

            (l) To foreclose any obligation by judicial proceeding or otherwise;

            (m) To sue or defend in connection with any and all securities or property at any time received or held in the Trust Fund and to charge against the Trust Fund all reasonable expenses and attorney's fees in connection therewith;

            (n) To manage any real property in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms, and upon such conditions including, but without limitation, Trusts for the purchase or disposal of buildings on the property or options to the tenant to renew such lease from time to time or to purchase such property as the Trustee deems proper; to make ordinary and extraordinary repairs and alterations to any building, to raze old buildings, to erect new buildings, to insure against loss by fire or other casualties, and to employ agents and confer upon them authority with respect to the management of such real property as the Trustee deems appropriate;

            (o) To borrow money from any person other than a party in interest of the Plan with or without giving security;

            (p) To deposit any security with any protective or reorganization committee, and to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Trust Fund that portion of the expenses and compensation as the Trustee may deem proper;

            (q) To deliver to the Plan Administrator, or the person or persons identified by the Plan Administrator, proxies and powers of attorney and related informational material, for any shares or other property held including Employer Securities in the Trust. Subject to the provisions of
Section 2.3(r), the Plan Administrator shall have responsibility for instructing the Trustee as so voting such shares and the tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or Trust Agreement, or under an Trust between the named fiduciary of the Plan and an investment manager, in which case such persons shall have such responsibility.

The Trustee may use agents to effect such delivery to the Plan Administrator or the person or persons identified by the Plan Administrator. In no event shall the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.

            (r) If Employer Stock is a permissible investment option under the Plan, all voting rights with respect to shares of Employer Stock held in the Trust Fund and allocated to Participants' Accounts shall be exercised by the Trustee in such manner as may be directed by the respective Participant (which term, for purposes of this subsection (r), shall include the beneficiary of a deceased Participant and any alternate payee for whom an account has been established with an interest in Employer Stock). Any shares of Employer Stock in the Trust Fund that are allocated to Participants who fail to give directions to the Trustee shall be voted by the Trustee in the same proportion as the Shares for which voting instructions have been received, subject to the power of the Plan Administrator to direct the Trustee to vote such shares in a different manner, if the Plan Administrator determines that such action is consistent with its fiduciary obligations under ERISA. The Plan Administrator may establish such rules and guidelines as it deems necessary to properly effect the provision of this section;

            (s) To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Employer;

            (t) To hold that portion of the Trust Fund as the Trustee may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a fiduciary of the Plan, including The Charles Schwab Trust Employer), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit;

            (u) To retain group or individual insurance contracts of all kinds authorized under the Plan;

            (v) If directed by the Plan Administrator, participant or investment manager, to acquire, hold, and administer limited partnership interests, or interests in other specialized investment vehicles, provided that such Authorized Person signs any Trust or other necessary documents requested by the Trustee prior to entering into the transaction;

            (w) To write covered call options on securities where appropriate for the Trust; provided that any such transaction is in conformity with the Plan and all applicable rules, regulations and laws governing the Trustee, the Plan, and this Trust;

            (x) To the extent permitted under applicable laws, to invest in deposits, long and short term debt instruments, stocks, and other securities, including those of the Trustee, The Charles Schwab Corporation (the "Public Employer"), Charles Schwab & Co., Inc. (the "Broker/Dealer"), their affiliates and subsidiaries.

            (y) To lend securities from the Trust on a secured basis in accordance with a separate written Trust between the Plan Administrator and the Trustee.

      14.2.4 The Trustee is authorized to contract or make other arrangements with The Public Employer, the Broker/Dealer, their affiliates and subsidiaries, successors and assigns and any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provision of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

     14.2.5 The Trustees is authorized to place securities orders, settle securities trades, hold securities in custody, and other related activities on behalf of the Trust through or by the Broker/Dealer whenever possible, unless the Authorized Person specifically instructs the use of another broker/dealer. Trades (and related activities) conducted through the Broker/Dealer shall be subject to fees and commissions established by the Broker/Dealer, which may be paid from the Trust or netted from the proceeds of trades.

     Trades shall not be executed through the Broker/Dealer unless the Plan Administrator and the Authorized Person have received disclosure concerning the relationship of the Broker/Dealer to the Trustee, and fees and commissions which may be paid to the Public Employer, Broker/Dealer, the Trustee and/or their affiliates or subsidiaries as a result of using the Broker/Dealer's execution or other services.

     The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to the Public Employer or any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

     14.2.6 At the direction of the Authorized Person, the Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by the Public Employer, Broker/Dealer or the Trustee or any affiliate of them ("SchwabFunds(R)") except to the extent prohibited by law or regulation.

     Uninvested cash of the Trust will be invested in Schwab Funds designated by the Authorized Person for that purpose, unless the Authorized Person specifically instructs the use of another fund or account, except to the extent prohibited by law or regulation.

     Schwab Fund shares may not be purchased or held by the Trust unless the Authorized Person has received disclosure concerning the Public Employer's, Broker/Dealer's, the Trustee's and/or their affiliate's or subsidiary's relationship to the Funds, and any fees which may be paid to the Public Employer, Broker/Dealer, Trustee and/or their affiliates or subsidiaries.

     14.2.7 The Plan Administrator shall have responsibility for establishing and carrying out a funding policy and method, as specified in section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA, taking into consideration the Plan's short-term and long-term financial needs.

     The Trustee shall not be responsible for proper diversification of the assets of the Trust Fund. The Plan Administrator or the person to whom such responsibility has been properly delegated under the requirements of ERISA shall be responsible for the funding policy, for diversification of assets held in trust for the Plan, and for compliance of the Trust Fund with statutory limitations on the amount of investment in securities or other property of the Employer or its affiliated companies.

     14.2.8 No assets of the Trust Fund shall be invested in the securities of the Employer or its affiliates unless the Plan Administrator determines that the securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Plan Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities. The Plan Administrator shall not direct the investment in "employer securities" or "employer real property", within the meaning of section 407 of ERISA, if such investment would be prohibited by ERISA. The Plan Administrator shall only direct the investment of Trust funds into securities of the Employer or an affiliate (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Plan Administrator shall have obtained a current valuation by a qualified independent appraiser.

     14.2.9 The Employer represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify Participants of any limitations on investment directions necessary or appropriate to comply with federal securities laws (including the Exchange Act and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16(a) and the volume of trading in Employer Stock pursuant to Rule 10b-6. Consequently the Trustee shall have no liability to a Participant, and beneficiary, or the Employer for carrying out instructions relating to the acquisition or disposition of Employer Stock regardless of whether those instructions subject such person or the Employer to any liability.

     The Employer represents and warrants that either the percentage of the issued and outstanding class of equity security registered under section 12 of the Exchange Act which is Employer Stock owned by the Plan (the "Plan Percentage") is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by federal securities laws with regard to Employer Stock. The Employer covenants that it will (A) monitor the Plan Percentage so long as the Plan Percentage is at least 4.5%, and
(B) provide monthly written reports to the Trustee disclosing the number of outstanding shares. The foregoing monitoring and reporting requirements shall cease during any month when the Plan Percentage is below 4.5% at month end. The provisions of this Section 2.9 shall survive the termination of this Trust Agreement.

     14.2.10 The Trustee shall make distributions or transfers from the Trust as specified in proper written directions from the Plan Administrator. The Trustee is authorized, to the extent required under applicable law, to withhold from distributions to any payee an amount that the Trustee determines is necessary to cover federal and state taxes, and the Trustee is required to withhold such amounts if so directed by the Plan Administrator. The Trustee shall have no liability for making any distribution or transfer pursuant to the direction of the Plan Administrator (including amounts withheld pursuant to the previous sentence) and shall be under no duty to make inquiry whether any distribution or transfer directed by the Plan Administrator is made pursuant to the provisions of the Plan. The Plan Administrator shall furnish to the Trustee all information necessary to carry out such withholding, or, if such information is not provided to the Trustee, the Plan Administrator and the Employer shall hold the Trustee harmless from and indemnify it for any liability and related expenses that arise in connection with improper withholding.

     The Trustee shall not be liable for the proper application of any part of the Plan or Trust if distributions or transfers are made in accordance with the written directions of the Plan Administrator including any distributions made pursuant to a domestic relations order which the Plan Administrator has determined to be qualified within the meaning of section 414(p) of the Code, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments and liabilities under the Plan.

     14.2.11 The Trustee may make any payment required of it under this Trust Agreement by mailing its check for the amount specified to the recipient at such address last furnished to the Trustee by the Plan Administrator, or if the Trustee has never received an address, to the recipient in care of the Plan Administrator.

     14.2.12 All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the proper application of any monies paid or securities or other property delivered to the Trustee.

     14.2.13 The Trustee shall bear no liability for acting upon any instruction or document believed by it to be genuine and to be presented or signed by a party duly authorized to do so, and the Trustee shall be under no duty to make any investigation or inquiry about the correctness of such instruction or document.

     14.2.14 The Trustee may consult with legal counsel of its choice, including counsel for the Employer, upon any question or matter arising hereunder and the opinion of such counsel, when relied upon by the Trustee shall be evidence the Trustee was acting in good faith.

     14.2.15 If as provided in the Plan, other trustees of separate trusts under the Plan may be appointed, the Trustee under this Trust Agreement shall have no duties or responsibilities for Plan assets not held in the Trust by the Trustee, except as required by applicable law.

SECTION 14.3 SETTLEMENT OF ACCOUNTS

     14.3.1 (a) The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements, and other transactions related to the Trust, and those records shall be available at all reasonable times to the Plan Administrator, the Employer, or their authorized representatives.

            (b) The Trustee, at the direction of the Plan Administrator, shall submit to the Plan Administrator and any other person that the Plan Administrator designates those valuations, reports, or other information as the Plan Administrator may request. In any case, the Trust Fund shall be valued by the Trustee at the frequency agreed to by the Trustee and the Employer, but in any event not less than annually at the fair market value as of the close of business at the end of the last business day of the fiscal year of the Plan. Except as specified below, in the absence of fraud or bad faith, the Trustee's valuation of the Trust Fund shall be conclusive.

     14.3.2 (a) Within sixty days following the close of each fiscal year of the Plan or the close of any other period as may be agreed upon by the Trustee and the Plan Administrator, the Trustee shall file with the Plan Administrator a written account setting forth a description of all securities and other property purchased and sold, all receipts, disbursements, and other transactions effected by it during that fiscal year or other designated period, and listing the securities and other property held by the Trustee at the end of such fiscal year or other designated period, together with their then fair market values.

            (b) The Plan Administrator may approve an account by written notice of approval delivered to the Trustee or by failure to deliver to the Trustee express objections to the account in writing within sixty days from the date upon which the account was mailed or otherwise delivered to the Plan Administrator.

            (c) The account shall be deemed approved upon receipt by the Trustee of the Plan Administrator's written approval of the account or upon the passage of the sixty day period of time, except for any matters covered by written objections that have been delivered to the Trustee by the Plan Administrator and for which the Trustee has not given an explanation or made an adjustment satisfactory to the Plan Administrator.

          (d) If the account is not settled as provided above, the Trustee, the Employer or the Plan Administrator shall have the right to apply to a court of competent jurisdiction at the expense of the Trust Fund for a judicial settlement of the accounting. Any judgment or decree entered in such proceedings shall be conclusive on all persons interested in the Trust Fund.

     14.3.3 Notwithstanding any other provision of this Article 3, if the Trustee shall determine that the Trust Fund consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value is not readily available, the Trustee may request instructions from the Plan Administrator concerning the value of such property for all purposes under the Plan and Trust Agreement, and the Plan Administrator shall comply with that request. The Trustee shall be entitled to rely upon the value placed upon such property by the Plan Administrator. At the Trustee's option, it may request that the Plan Administrator hire an independent appraiser that meets the requirements of Code section 401(a)(28)(C) to value the property. Alternatively, if the Trustee chooses, or if the Plan Administrator shall fail or refuse to instruct the Trustee on the value of such property within a reasonable time after receipt of the Trustee's request, the Trustee at its sole discretion may engage an independent appraiser to determine the fair market value of such property. Any expenses with respect to such appraisal shall be paid by the Trustee out of the Trust Fund or, at the option of the Employer, by the Employer.

SECTION 14.4  INDEMNIFICATION

     14.4.1 To the extent permitted under ERISA, the Employer shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorney's fees and costs of defense) arising out of (1) the acts or omissions to act with respect to the Plan or Trust by persons unrelated to the Trustee ("unrelated persons"), (2) the Trustee's action or inaction with respect to the Plan or Trust resulting from reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or
(3) any violation by any unrelated person of the provisions of ERISA or the regulations thereunder, unless the Trustee commits a breach of its duties by reason of its negligence or willful misconduct. Expenses incurred by the Trustee which it believes to be subject to indemnification under this Trust shall be paid by the Employer upon the Trustee's request, provided that the Employer may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Sec. 8.5 of the Trust Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Section.

SECTION 14.5  TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

     14.5.1 The Trustee shall notify the Plan Administrator of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no instruction from the Plan Administrator, the Trustee may pay the tax from the Trust Fund. If the Plan Administrator wishes to contest the tax assessment, it shall give appropriate written instruction to the Trustee. The Trustee shall not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney's fees.

     14.5.2 The Employer shall quarterly pay the Trustee its expenses in administering the Trust Fund and reasonable compensation for its services as Trustee as described in the SchwabPlan(TM) Services Trust, which may be amended from time to time. Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with written notice of such change at least sixty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of the value of assets when current market values are not published, and the covering of overdrafts. The Trustee shall be entitled to charge the Trust Fund for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and such amounts may be withdrawn from the Trust Fund unless paid by the Employer within sixty days after mailing of the written billing by the Trustee.

SECTION 14.6 RESIGNATION OR REMOVAL OF TRUSTEE

     14.6.1 The Trustee may resign as Trustee hereunder or may be removed by the Employer or the Plan Administrator appointed by the Employer. This resignation or removal may be accomplished at any time upon the giving of sixty days written notice to the Trustee or Employer, as applicable (or less if the other party agrees to waive notice). Upon resignation or removal, the Employer or the Plan Administrator appointed by the Employer shall appoint a successor trustee who shall then succeed to all the powers and duties given to the Trustee by this Trust Agreement. The terminating Trustee shall transfer all property of the Trust Fund then held by it to such successor Trustee. The terminating Trustee may require as a condition of making such transfer that the successor Trustee present evidence that any bonding requirement under ERISA section 412 has been met and/or may require that the Employer provide a writing indemnifying the Trustee against any losses arising from the replacement of the Trustee. If either party has given notice of Trustee removal or resignation as provided under the Trust Agreement, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, the Trustee may apply to a court of competent jurisdiction for the appointment of the successor trustee and charge the costs of such appointment to the Trust fund. The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid to the successor Trustee.

     14.6.2 Within sixty days of the transfer to the successor Trustee, the terminating Trustee shall provide the Employer with an account in the form and manner prescribed for the annual account by Article 3. Unless the Employer files with the Trustee within objections within sixty days after such account has been mailed or otherwise delivered, the account shall be deemed to have been approved by the Employer.

SECTION 14.7 AMENDMENT AND TERMINATION OF TRUST

     14.7.1 It is the intention of the Employer that this Trust and the Plan of which it is a part shall be permanently administered for the benefit of the Plan's participants and their beneficiaries, and defraying reasonable expenses of administering the Plan. This Trust is, accordingly, irrevocable except with respect to Section 8.4; however, this Trust may be terminated at any time by the Employer, and upon such termination, the Trust Fund shall be distributed by the Trustee as and when directed by the Plan Administrator in accordance with the provisions of Section 2.10 and the Plan document. From the date of termination of the Plan and until the final distribution of the Trust assets, the Trustee shall continue to have all the powers provided under this Trust Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. In no instance upon any termination, or discontinuance, and subsequent distribution shall the Trust Fund or any part of it be used for, or diverted to, purposes other than providing benefits to participating employees and their beneficiaries, and defraying the administrative expenses of the Plan until all Plan liabilities have been satisfied, except in the instance of the failure of the Trust initially to qualify for tax-exempt status as set forth in Section 8.4.

          14.7.2 This Trust Agreement, other than Section 7.1, may be amended at any time by the Employer or the Employer's appointed Plan Administrator provided, that such amendment shall not operate:

                    (i) to cause any part of the Trust Fund to revert to or be recoverable by the Employer or to be used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries, except to the extent permitted by law and the Plan; or


                    (ii) to reduce the then accrued benefits or the amounts then held for the benefit of any participant or beneficiary of the Plan; or

                    (iii) to change the duties or liabilities of the Trustee without its written assent to such amendments.

          14.7.3 The Trustee may condition the transfer or distribution of any assets of the Trust Fund upon termination of the Trust on receipt of a favorable determination letter from the Internal Revenue Service confirming that the termination of the Plan does not adversely affect the tax-exempt status of the Trust Fund. Alternatively, the Trustee may accept the indemnification of the Trustee against any liability arising from such transfer or distribution that is provided by the Employer or may require the Employer to post a bond sufficient to protect the Trustee against such liability until such time as a favorable determination letter is received.

SECTION 14.8 MISCELLANEOUS

          14.8.1 The Trust will be administered in the State of California, and its validity, construction, and all rights hereunder shall be governed by ERISA and, to the extent not preempted, by the laws of California. If any provisions of this Trust Agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

          14.8.2 The headings in this instrument have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions of this Trust Agreement.

          14.8.3 No person entitled to any benefit under this Trust and the Plan shall have any right to assign, alienate, hypothecate, or encumber his interest in any benefits under this Trust Agreement (except as to any loans under the Plan) and those benefits shall not in any way be subject to claim of his creditors or liable to attachment, execution, or other process of law except to the extent required under a qualified domestic relations order within the meaning of section 414(p) of the Code.

          14.8.4    It is intended that this Trust shall be tax exempt under
section 501 of the code and that the Plan referred to herein shall qualify under section 401(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Employer a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Plan Administrator, pay to each participant that portion of the Trust Fund applicable to said participant's voluntary contributions, if any, and provided the Plan so states, pay to the Employer any part of the Trust Fund attributable to Employer contributions then remaining in the Trustee's possession. As a condition to such repayment, the Employer must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment will occur within one year after the date the request for qualification is denied.

     14.8.5 Any dispute under this Trust Agreement shall be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration shall be paid as decided by the arbitrator.

     14.8.6 This Trust Agreement is incorporated into and is a part of the Plan. Anything in any other part of the Plan that is inconsistent with this Trust Agreement is overridden, and in the case of such conflict, the terms of this Trust Agreement shall govern.

     14.8.7 The duties and responsibilities of the Trustee shall be solely those set forth in this document. The Trustee shall not be a named fiduciary under the Plan and shall not have the authority to interpret the Plan.

     14.8.8 To the extent permitted by statutory or administrative exemption, the Trustee may engage in actions that otherwise would violate section 406 of ERISA.

     14.8.9 Each fiduciary shall be solely responsible for the fiduciary's own acts or omissions under the Plan or the Trust. Except to the extent otherwise provided by ERISA, the parties specifically intend that no fiduciary shall be liable for any breach of fiduciary responsibility of another fiduciary.

     14.8.10 The Trustee is authorized to tape record conversations between the Trustee and persons acting on behalf of the Plan or a participant in the Plan to verify data on transactions.

                   DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN

          (As Amended and Restated Generally Effective January 1, 1994)

Article                                                                                     Commencing
Number     Description                                                                      on Page
-----------------------------------------------------------------------------------------------------
1.      NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION...................................    1-1
        1.1    Plan Name...................................................................    1
        1.2    Effective Date..............................................................    1
        1.3    Purpose and History.........................................................    1
        1.4    Construction................................................................    2
        1.5    Employment Relationship Not Affected........................................    2
        1.6    Terminated Participants Not Affected........................................    3

2.      DEFINITIONS.......................................................................   2-1

3.      ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION............................   3-1
        3.1    Eligible Employee...........................................................    1
        3.2    Participation...............................................................    1
        3.3    Beneficiary Designation.....................................................    2
        3.4    Change from Ineligible to Eligible Employee.................................    2
        3.5    Former Employee Rehired.....................................................    2
        3.6    Committee Determines Eligibility............................................    2

4.      CONTRIBUTIONS.....................................................................   4-1
        4.1    Definitions.................................................................    1
        4.2    Employer Contributions......................................................    3
        4.3    Timing of, Limitations on and Return of Employer Contributions..............    4
        4.4    Salary Deferral Contributions...............................................    4
        4.5    Nondiscrimination Tests For Elective Deferrals..............................    5
        4.6    Nondiscrimination Tests For Employer Matching Contributions.................    8
        4.7    Adjustment to Corrective Payments...........................................   10
        4.8    Overriding Limitations......................................................   10
        4.9    Record Requirements.........................................................   11
        4.10   Rollover Contributions......................................................   11

5.      ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES......................................   5-1
        5.1    Definitions.................................................................    1
        5.2    Allocation Methods..........................................................    1
        5.3    Limitations on Annual Allocations...........................................    1
        5.4    Restoration Procedures......................................................    2

6.      VESTING OF ACCOUNTS...............................................................   6-1
        6.1    Automatic Vesting...........................................................    1
        6.2    Vesting Based on Service....................................................    1

Article                                                                                     Commencing
Number     Description                                                                      on Page
-----------------------------------------------------------------------------------------------------
        6.3    Top-Heavy Vesting...........................................................    1
        6.4    Years of Service for Vesting................................................    2
        6.5    Forfeitures and Restorations................................................    2
        6.6    No Divestment...............................................................    4
        6.7    Amendment to Vesting........................................................    4
        6.8    Lost Participants...........................................................    4

7.      ALLOCATION OF TRUST INCOME OR LOSS...............................................    7-1
        7.1    Determination of Net Income.................................................    1
        7.2    Valuation...................................................................    1
        7.3    Valuation Dates.............................................................    1
        7.4    Special Valuation Dates at Committee Discretion.............................    1
        7.5    Accounts to be Valued.......................................................    2

8.      PARTICIPANTS' ACCOUNTS...........................................................    8-1
        8.1    Separate Accounts...........................................................    1
        8.2    Statement of Accounts.......................................................    1
        8.3    Valuation of Account When Payment Due.......................................    1

9.      DISTRIBUTIONS AND WITHDRAWALS....................................................    9-1
        9.1    General.....................................................................    1
        9.2    Administrative Rules........................................................    1
        9.3    Timing of Distributions.....................................................    1
        9.4    Treatment of Deferred Amounts...............................................    3
        9.5    Methods of Distribution.....................................................    4
        9.6    Distribution in Periodic Payments...........................................    5
        9.7    Annuity Required............................................................    5
        9.8    Distribution Upon Death of Participant......................................    6
        9.9    Distributions to Minors or Legally Incompetents.............................    8
        9.10   Tax Information To Be Provided..............................................    8
        9.11   In Service Withdrawals......................................................    9
        9.12   Limitations on Distributions Upon Plan Termination..........................   10

10.     SERVICE.........................................................................    10-1
        10.1   Definitions.................................................................    1
        10.2   Crediting of Hours Subject to DOL Regulation................................    3
        10.3   Hours of Service Equivalency................................................    3

11.     FIDUCIARY RESPONSIBILITY.........................................................   11-1
        11.1   Named Fiduciaries...........................................................    1
        11.2   Fiduciary Standards.........................................................    1
        11.3   Fiduciaries Liable for Breach of Duty.......................................    1
        11.4   Fiduciary May Employ Agents.................................................    1
        11.5   Authority Outlined..........................................................    2
        11.6   Fiduciaries Not to Engage in Prohibited Transactions........................    3
        11.7   Duties of Plan Administrator................................................    3

Article                                                                                     Commencing
Number     Description                                                                      on Page
-----------------------------------------------------------------------------------------------------
12.     ADMINISTRATIVE COMMITTEE.........................................................   12-1
        12.1   Appointment of Administrative Committee.....................................    1
        12.2   Committee Operating Rules...................................................    1
        12.3   Committee Authority.........................................................    1
        12.4   Committee to Establish Funding Policy.......................................    2
        12.5   Committee May Retain Advisors...............................................    2
        12.6   Claims Procedure............................................................    2
        12.7   Committee Indemnification...................................................    3

13.     INVESTMENTS AND LOANS............................................................   13-1
        13.1   Investment Authority........................................................    1
        13.2   Use of Mutual or Commingled Funds Permitted.................................    1
        13.3   Trustee May Hold Necessary Cash.............................................    1
        13.4   Trustee to Act Upon Committee Instruction...................................    1
        13.5   Appointment of Investment Manager...........................................    2
        13.6   Loans to Participants or Beneficiaries......................................    2
        13.7   Committee May Establish Separate Funds......................................    4
        13.8   Separate Investment Funds...................................................    4
        13.9   Dreyer's Stock..............................................................    5
        13.10  Voting of Dreyer's Stock....................................................    5
        13.11  Section 404(c) Provisions...................................................    5

14.     TRUSTEE..........................................................................   14-1
        14.1   Trustee Duties..............................................................    1
        14.2   Indicia of Ownership Must Be in United States...............................    1
        14.3   Permissible Trustee Action..................................................    1
        14.4   Trustee's Fees For Services and Advisors Retained...........................    2
        14.5   Annual Accounting and Asset Valuation.......................................    2
        14.6   Trustee Removal or Resignation..............................................    2
        14.7   Approval of Trustee Accounting..............................................    3
        14.8   Trust Not Terminated Upon Trustee Removal or Resignation....................    3
        14.9   Trustee May Consult With Legal Counsel......................................    3
        14.10  Trustee Not Required to Verify Identification or Addresses..................    3
        14.11  Indemnification of Trustee and Insurance....................................    3
        14.12  Income Tax Withholding......................................................    4

15.     AMENDMENT, TERMINATION AND MERGER................................................   15-1
        15.1   Trust is Irrevocable........................................................    1
        15.2   Committee May Amend Trust Agreement.........................................    1
        15.3   Employer May Terminate Plan or Discontinue Matching Contributions...........    1
        15.4   Timing of Plan Termination..................................................    2
        15.5   Action Required Upon Plan Termination.......................................    2
        15.6   Non-Reversion of Assets.....................................................    2
        15.7   Merger or Consolidation Cannot Reduce Benefits..............................    2
        15.8   Employer Contributions Conditioned Upon Initial Plan Approval...............    3

Article                                                                                     Commencing
Number     Description                                                                      on Page
-----------------------------------------------------------------------------------------------------
16.     ASSIGNMENTS......................................................................   16-1
        16.1   No Assignment...............................................................    1
        16.2   Qualified Domestic Relations Order Permitted................................    1

17.     ADOPTION OF THE PLAN BY AFFILIATED EMPLOYERS......................................  17-1
        17.1   General.....................................................................    1
        17.2   Written Consent Required....................................................    1
        17.3   Rights of Member Employer...................................................    1
        17.4   Member Employer May Terminate Participation.................................    2
        17.5   Member Employer Liability...................................................    2

                DREYER'S GRAND ICE CREAM SAVINGS PLAN (As Amended
                    and Restated Effective January 1, 1994.)

           THIS PLAN AND TRUST AGREEMENT is made and entered into by and between DREYER'S GRAND ICE CREAM, INC. (Employer) and IMPERIAL TRUST COMPANY (Trustee).

                                           ARTICLE 1

                        NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

           1.1       Plan Name

                     The Plan set forth in this Agreement shall be designated as the DREYER'S GRAND ICE CREAM, INC. SAVINGS PLAN.

           1.2       Effective Date

                     (a)       In General

                               The Effective Date of this amended and restated
Plan and Trust Agreement shall be January 1, 1994.

                     (b)       Specific Articles

                               Notwithstanding the above, certain Articles
within this Plan and Trust are effective as of the dates specified within those Articles. In addition, the following Articles have the following specific Effective Dates:

                               (i)       Articles 4.1, 4.4, 4.5, 4.6, 4.7 and
           4.8 shall be effective January 1, 1987.

                               (ii) Articles 3.2, 9.11 and 13.6 shall be effective January 1, 1991.

                               (iii)     Articles 2.22,  9.5(e),  13.7(a), 13.9
           and 13.10 shall be effective  July 1, 1994.

           1.3       Purpose and History

                     (a)       Purpose

                               The Plan and Trust are intended to qualify as a
profit sharing and 401(k) plan under Code Sections 401(a) and 501(a) and are created and maintained for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries to enable them to share in Employer profits, to provide Eligible Employees with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of the death or Disability of the Employee.




                                      1-1

                     (b)       History

                               The original Plan and Trust Agreement was first
effective January 1, 1985, and was subsequently amended and restated effective January 1, 1989.

                     (c)       Purposes of Restatement

                               The principal purpose of this amendment and
restatement is to comply with the requirements of TRA '86 and all regulations in effect at the time of this amendment and restatement.

                               Further, this amendment and restatement is made
to facilitate administration as the Plan has been amended by several interim amendments which are incorporated herein.

           1.4       Construction

                     The following miscellaneous provisions shall apply in the construction of this Trust Agreement:

                     (a)       State Jurisdiction

                               All matters respecting the validity, effect,
interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.

                     (b)       Gender

                               Wherever appropriate, words used in the singular
may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

                     (c)       Application of ERISA and Code References

                               All references to sections of ERISA or the Code,
or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.

                     (d)       Enforceable Provisions Remain Effective

                               If any provision of this Plan and Trust shall be
held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

                     (e)       Headings

                               Headings are inserted for reference only and
constitute no part of the construction of this Agreement.

           1.5       Employment Relationship Not Affected

                     Nothing in the Plan or Trust shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.



                                      1-2

           1.6       Terminated Participants Not Affected

                     Notwithstanding anything to the contrary herein, the rights and remedies, if any, of any person hereunder shall be determined as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever occurs first, and shall be based on the terms and conditions of the Plan in effect on such date, without regard to any changes made by Articles which have specific effective dates subsequent to such date.



                                       1-3

                                    ARTICLE 2
                                   DEFINITIONS

Definitions

           Terms which are used only in a single Article (beginning with Article
3) are generally defined at the beginning of that Article. Article 2.59 lists the terms so defined. The following words and phrases are used throughout this Trust Agreement and are defined below:

           2.1 "Account" means the aggregate of all records maintained by the Committee for purposes of determining a Participant's or Beneficiary's interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account. Each sub-account is defined alphabetically in Article 2.

           2.2 "Adjustment Factor" means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. For purposes of the OBRA '93 annual compensation limit under Code Section 401(a)(17), the Adjustment Factor shall be applied as provided in Code Section 401(a)(17)(B) for calendar years after 1994.

           2.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

           2.4 "Allowable Compensation" for purposes of determining the Top-Heavy minimum contributions, and for purposes of determining the limitations on allocations pursuant to Article 5.3, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or an Affiliated Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer stock or stock options. Allowable Compensation shall not include amounts which a Participant elected to have the Employer contribute on his behalf for the Fiscal Year as a salary deferral contribution under Article 4.



                                       2-1

           2.5 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

           2.6 "Annuity Starting Date" means the first day of the first period for which an amount (1) is payable as an annuity, or (2) in the case of a benefit which is not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit, including the receipt by the Committee of a completed benefit election form which has been filed by the Participant; provided that the annuity starting date shall not be later than the date specified in Article 9.3(c)(ii).

           2.7 "Beneficiary" means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the provisions of Article 3.3.

           2.8 "Break in Service" means a twelve month period ending on the last day of the Fiscal Year in which an Employee of the Employer and an Affiliated Employer is credited with no Hours of Service.

           2.9 "Code" means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).

           2.10 "Committee" means the Administrative Committee designated under
Article 12.

           2.11 "Date of Hire" means the date on which an Employee first performs an Hour of Service for the Employer.

           2.12 "Deferred Retirement Date" means the date of actual retirement from the Employer by a Participant who remains in the employ of the Employer after attaining his Normal Retirement Date.

           2.13 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

           2.14 "Dreyer's Stock" means the common stock of DREYER'S GRAND ICE CREAM, INC., a Delaware corporation.

           2.15 "Eligible Employee" has the meaning set forth in Article 3.1.

           2.16 "Eligible Participant" means:

                     (a) An Eligible Employee who completed at least 1,000 Hours of Service in the Fiscal Year and who is an Employee and a Participant on the last day of the Fiscal Year, or

                     (b) A Participant who was an Eligible Employee and who terminated employment during the Fiscal Year due to death or Disability, or after having reached his Normal Retirement Date, or



                                            2-2

                     (c) In the event the Plan does not otherwise meet the coverage requirements of Code Section 410(b) for a Fiscal Year, and to the extent the Committee determines it necessary to meet such requirements, each other Eligible Employee who:

                               (i) Is a Participant at any time during the year, and/or

                               (ii) Completed a number of Hours of Service (as determined by the Committee) during the Fiscal Year, which is less than 1,000.

                     (d) Suspended Participants and Eligible Employees who were Participants at any time during the Fiscal Year but did not meet the requirements of (a) or (b) above but only for purposes of Articles 4.1(a) and/or 4.1(b).

           2.17 "Employee" means any person in the Service of the Employer including Leased Employees and officers, but excluding directors who are not in the Employer's employ in any other capacity. Sub-categories of "Employee" are defined alphabetically in Article 2.

           2.18 "Employee Account" means that portion of an Account attributable to a Participant's Salary Deferral Account, and Rollover Account.

           2.19 "Employer" means DREYER'S GRAND ICE CREAM, INC., and such of its successors or assigns as may expressly adopt this Plan and Trust Agreement and agree in writing to continue this Plan and Trust. Member Employer shall mean any Affiliated Employer which has adopted this Plan in accordance with the terms and conditions set forth herein.

           2.20 "Member Employer" shall mean any Affiliated Employer which has adopted this Plan in accordance with the terms and conditions set forth herein.

           2.21 "Employer Account" means that portion of an Account attributable to Employer contributions and Forfeitures. A Participant's Employer Account shall include such Participant's Matching Account.

           2.22 "Entry Date" means January 1, 1994, and each succeeding January 1, April 1, July 1, and October 1.

           2.23 "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder.

           2.24 "Fiscal Year" means the accounting year of the Plan and Trust, which is the twelve consecutive month period ending December 31.

           2.25 "Forfeiture" is described in Article 6.56.5(a).

           2.26 "General Trust Fund" means that portion of the Trust Fund other than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Trust Agreement.

           2.27 "Hour of Service" has the meaning set forth in Article 10.1(b).

           2.28 "Inactive Participant" means a Participant who remains an Employee, but who ceases to be an Eligible Employee because of a change in employment status. Accounts of Inactive Participants shall share



                                       2-3
in allocations of contributions and Forfeitures to the extent provided in
Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7. Inactive Participants shall not be permitted to have salary deferral contributions made on their behalf.

           2.29 "Key Employee" means, with respect to a Fiscal Year, any Employee or former Employee (including any deceased Employee) who at any time during the "testing period", consisting of the Fiscal Year containing the Determination Date and the four preceding Fiscal Years is or was:

                     (a)       Officer

                               An officer of the Employer, or an Employee with
the authority of an officer, with Testing Compensation of more than 50% of the applicable dollar limit under Code Section 415(b)(1)(A) for the applicable Fiscal Year. However, no more than 50 Employees (or if less, the greater of 3 Employees or 10% of the total number of Employees, who performed services for the Employer at any time during the "testing period") shall be treated as officers. In addition, such Employees who meet the requirements of this paragraph and who had the largest annual Testing Compensation from the Employer in any Fiscal Year during the "testing period" shall first be counted as officers, without regard to whether they are Key Employees for any other reason; or

                     (b)       Owner

                               (i) A 5% Owner; or

                               (ii) A 1% Owner with annual Testing Compensation from the Employer for the applicable Fiscal Year of more than $150,000;

                               (iii) A 1/2% Owner who (1) is one of the 10
           Employees who have the largest ownership interest in the Employer,
           (2) has annual Testing Compensation from the Employer which is greater than the dollar limitation under Code Section 415(c)(1)(A) for the applicable Fiscal Year, and (3) does not meet the criteria in
           (i) or (ii). For purposes of this (iii), if two Employees have the same ownership interest in the Employer during the "testing period", then the Employee with the greater annual Testing Compensation from the Employer for the Fiscal Year during which the ownership interest existed shall be considered to have a larger ownership interest in the Employer.

                     (c)       Beneficiary

                               A Beneficiary of a deceased Key Employee shall be
considered to be a Key Employee, and a Beneficiary of a deceased Non-Key Employee shall be considered a Non-Key Employee. Notwithstanding the above, the Committee shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.

           2.30 "Leased Employee" means any individual who would not otherwise be considered an Employee but who has provided services to the Employer of a type historically performed by employees in the Employer's field of business, pursuant to an agreement between the Employer and any other entity, on a substantially full-time basis for a period of at least one year. However, effective January 1, 1987, Leased



                                       2-4

Employees will not be considered Employees if they constitute less than 20% of the Employer's Non-Highly Compensated Employees as defined in Code section 414(q) and if they are covered by a plan described in Code Section 414(n)(5).

           2.31 "Matching Account" means that portion of an Account attributable to Employer matching contributions and attributable Forfeitures.

           2.32 "Non-Key Employee" means any Employee who is not a Key Employee, including Employees who are former Key Employees.

           2.33 "Normal Retirement Date" means the date of a Participant's 65th birthday.

           2.34 "OBRA '93" means the Omnibus Budget Reconciliation Act of 1993.

           2.35 "Owner" means any person who owns (within the meaning of Code Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of the Employer. The ownership percentage of a "5%" Owner means greater than a 5% interest, that of a "1%" Owner means greater than a 1% interest and that of a "1/2%" Owner means greater than a 1/2% interest.

           2.36 "Participant" means any Employee or former Employee who has entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.

           2.37 "Pension Account" means that portion of an Account attributable to Employer pension contributions and attributable Forfeitures.

           2.38 "Plan" means the Plan created by this Agreement.

           2.39 "Plan Administrator" means the Administrative Committee.

           2.40 "Plan Compensation" for any Fiscal Year, for purposes of Article
4.2 and Article 5.2 means all amounts paid by the Employer to an Eligible Employee while a Participant with respect to services rendered during such Fiscal Year including all amounts contributed by the Employer pursuant to a salary reduction agreement and also includes automobile allowances which are included in W-2 compensation, severance pay and Employer payments for insurance coverage over $50,000. Plan Compensation shall not include amounts a Participant receives as a moving expense reimbursement from the Employer. Notwithstanding the above, Plan Compensation shall not exceed $200,000, multiplied by the Adjustment Factor. For Fiscal Years beginning on or after January 1, 1994, Plan Compensation shall not exceed the OBRA '93 annual compensation limit of $150,000, multiplied by the Adjustment Factor. The total of the Plan Compensation received by (1) a highly compensated employee (as defined in Code
Section 414(q)) who is one of the 10 most highly compensated Employees, and/or a 5% Owner, (2) his spouse, and (3) his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 ($150,000 for Fiscal Years beginning on or after January 1, 1994) multiplied by the Adjustment Factor.



                                      2-5

           2.41 "Qualified Domestic Relations Order" ("QDRO")" has the meaning set forth in Code Section 414(p).

           2.42 "Qualified Joint and 50% Survivor Annuity ("QJSA")" has the meaning described in Article 9.7(b).

           2.43 "Qualified Pre-Retirement Survivor Annuity ("QPSA")" has the meaning described in Article 9.8(c).

           2.44 "REA" means the Retirement Equity Act of 1984.

           2.45 "Rollover Account" means that portion of an Account attributable to an Employee's rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee's behalf.

           2.46 "Salary Deferral Account" means that portion of an Account attributable to salary deferral contributions.

           2.47 "Service" has the meaning set forth in Article 10.

           2.48 "Spousal Consent" means the revocable written consent of the Participant's spouse to an action taken by the Participant hereunder which requires such consent under the terms of the Plan; provided that:

                               (i) If the consent is required due to the designation of a Beneficiary, such consent shall acknowledge the Beneficiary designated by the Participant and the effect of such consent;

                               (ii) If the consent is required due to the election of an alternative form of benefit, such consent shall acknowledge with respect to the QPSA, the specific form of benefit being elected and the effect of such consent;

                               (iii) Any change in the designated Beneficiary and/or the election of the specific form of benefit under the Plan shall require a new spousal consent unless such change reinstates the original rights of the spouse;

                               (iv) Such consent shall be effective only with respect to that spouse;

                               (v) Such consent shall be witnessed by a Plan representative or a notary public; and

                               (vi) Such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse or, (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulations.

           2.49 "Suspended Participant" means a Participant who has been suspended from deferring amounts to his Salary Deferral Account because he made a hardship withdrawal under the provisions of Article 9.

           2.50 "TEFRA" means the Tax Equity and Fiscal Responsibility Act of 1982.



                                       2-6

           2.51 "Testing Compensation" for purposes of determining (1) whether an Employee is a Key Employee, (2) whether an Employee is a Highly Compensated Employee, and (3) each Participant's Contribution Percentage and Deferral Percentage pursuant to Articles 4.1(c) and 4.1(d), means Allowable Compensation, except that it may be adjusted by amounts contributed by the Employer pursuant to a salary reduction agreement which are not includable in the Employee's income under Code Section 125, 402(e)(3), 402(h) or 403(b). Testing Compensation shall not exceed $200,000, multiplied by the Adjustment Factor. For Fiscal Years beginning on or after January 1, 1994, Testing Compensation shall not exceed the OBRA '93 limit of $150,000, multiplied by the Adjustment Factor. The total of the Testing Compensation received by (1) a highly compensated employee (as defined in Code Section 414(q)) in a group consisting of the 10 most highly compensated Employees and/or a 5% Owner and (2) his spouse, and (3) his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 ($150,000 for Fiscal Years beginning on or after January 1, 1994), multiplied by the Adjustment Factor.

           2.52 "Top-Heavy Plan" means the Plan during each Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year. For purposes of determining the value of Employees' Accounts in the Plan, the following shall be excluded: (1) rollover contributions from a non-related employer made after December 31, 1983; (2) the Accounts of Participants who have not performed any services for the Employer within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year. For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made within a 5 year period ending on the Determination Date shall be included to the extent required by applicable law and regulation.

                     (a)       Required Aggregation To Determine Top-Heaviness

                               If a Key Employee is a Participant in this Plan
for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans), (1) in which a Key Employee is or was a participant within the 5 year period ending on the Determination Date, or (2) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410(b) for any Fiscal Year, then this Plan's top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.

                     (b)       Permissive Aggregation To Determine Top-Heaviness

                               If the Employer maintains or has maintained any
plans (including terminated plans) other than one described in (a) above, the Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410(b) would



                                      2-7
continue to be met by treating this Plan, any plan that must be aggregated with the Plan under (a) above and any other plan referred to in this sentence as one unit.

In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Committee shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B).

           2.53 "TRA '86" means the Tax Reform Act of 1986.

           2.54 "Trust" means the legal entity created by this Trust Agreement as part of the Plan.

           2.55 "Trust Agreement" means this Agreement.

           2.56 "Trust Fund" means all property and income held by the Trustee under the Trust Agreement.

           2.57 "Trustee" means IMPERIAL TRUST COMPANY and any duly appointed successor, as provided in Article 14.

           2.58 "Valuation Date" means the last day of each Fiscal Year and such other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts.

           2.59       List of Terms Defined Elsewhere:                 Article

                     (a)        "Average Contribution Percentage"        4.1

                     (b)        "Average Deferral Percentage"            4.1

                     (c)        "Contribution Percentage"                4.1

                     (d)        "Deferral Percentage"                    4.1

                     (e)        "Eligibility Computation Period"         3.1

                     (f)        "Eligible Employee"                      3.1

                     (g)        "Excess Contribution"                    4.1

                     (h)        "Excess Deferrals"                       4.1

                     (i)        "Family Group"                           4.1

                     (j)        "Highly Compensated Employee"            4.1

                     (k)        "Limitation Account"                     5.1

                     (l)        "Limitation Year"                        5.1

                     (m)        "Non-Highly Compensated Employee"        4.1

                     (n)        "Super Top-Heavy"                        5.1

                     (o)        "Year of Eligibility Service"            3.1



                                            2-8

                                    ARTICLE 3

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

           3.1 "Eligible Employee" means any Employee except a Leased Employee and any other Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.

           3.2       Participation

                     (a)       Continuing Plan Participation

                               Each individual who was an Eligible Employee and
a Participant in the Plan immediately preceding the effective date of this amendment and restatement shall continue to be a Participant on such effective date.

                     (b)       Plan Entry

                               (i) Each other Eligible Employee other than
           Eligible Employees who are classified by management as either part-time temporary Employees or part-time permanent Employees shall become a Participant in the Plan on the Entry Date coinciding with or next following his or her Date of Hire. Effective January 1, 1995, each Eligible Employee who is classified by management as a part-time permanent Employee or a part-time temporary Employee shall become a Participant on the Entry Date coincident with or immediately following the last day of a period of twelve (12) consecutive months commencing on the Employee's Date of Hire and each anniversary of that date during which the Employee completes at least 1,000 Hours of Service.

                               (ii) Notwithstanding any other provision of this
           Article 3.2, each other former Eligible Employee of any predecessor entity shall become a Participant in the Plan on the Entry Date coinciding with or next following the date on which such entity was acquired by Dreyer's Grand Ice Cream, Inc.



                                       3-1

           3.3       Beneficiary Designation

                     (a)       Designation Procedure

                               Each Eligible Employee, upon becoming a
Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. Subject to the provisions of (b) below, a Participant may change his Beneficiary designation at any time. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all previously filed Beneficiary designations.

                     (b)       Spousal Consent

                               Designations of non-spousal Beneficiaries made by
married Participants shall be made in accordance with the provisions set forth in Article 9.8(c) regarding the QPSA. If a designation of a non-spousal Beneficiary by a married Participant does not meet the requirements of such Article, then such designation shall be invalid to the extent that a QPSA is required. The Participant's spouse shall then be his Beneficiary for 50% of his account balance, and the balance shall be paid in accordance with the Participant's designation.

                     (c)       Lack of Designation

                               In the absence of a valid designation by a
Participant, or if no designated Beneficiary survives a Participant, a portion of his interest shall be distributed pursuant to the provisions set forth in
Article 9.8, if applicable, and the balance shall be distributed to his estate.

           3.4       Change from Ineligible to Eligible Employee

                     An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, provided that the requirements of Article 3.2 have been satisfied, but not earlier than the Entry Date on which he would have entered the Plan had he not been excluded under Article 3.1.

           3.5       Former Employee Rehired

                     A former Employee who had completed the eligibility requirements of Article 3.2 with the Employer and who is reemployed by the Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.

           3.6       Committee Determines Eligibility

                     Compliance with the eligibility requirements shall be determined by the Committee, which shall also inform each Employee of his becoming a Participant. The Committee shall provide each Participant with a summary plan description not later than 90 days following the date he enters the Plan or within such other period as may be prescribed by applicable law or regulation.



                                            3-2

                                    ARTICLE 4
                                  CONTRIBUTIONS

           4.1       Definitions

                     (a) "Average Contribution Percentage" ("ACP") means the average of the Contribution Percentages of a group of Eligible Participants.

                     (b) "Average Deferral Percentage" ("ADP") means the average of the Deferral Percentages of a group of Eligible Participants.

                     (c) "Contribution Percentage" means the ratio (expressed as a percentage) of (i) the matching contributions allocated to a Participant's Accounts for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (d) "Deferral Percentage" means the ratio (expressed as a percentage) of (i) the contributions made under the Plan to a Participant's Salary Deferral Accounts for such Fiscal Year, including Excess Deferral Amounts, to (ii) such Participant's Testing Compensation for such Fiscal Year. The determination and treatment of the Deferral Percentage of any Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (e) "Excess Contributions" mean salary deferral contributions that exceed those permitted by the non-discrimination tests in
Article 4.5(c).

                     (f) "Excess Deferrals" mean salary deferral contributions for a calendar year that exceed the dollar limit provided under
Article 4.4(a). If salary deferral contributions are made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceed the dollar limit in Article 4.4(a), then the Committee shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferrals shall be returned. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such Excess Deferrals are not distributed, the amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

                     (g) "Family Group" means a group of two or more Participants which includes a 5% Owner and/or one of the 10 most Highly Compensated Employees, and one or more of his family members.



                                       4-1

For this purpose, a Participant's family members include his spouse, his lineal ascendants and descendants and spouses of such lineal ascendants and descendants.

                     (h) "Highly Compensated Employee ("HCE")" for a Fiscal Year includes:

                               (i) A 5% Owner in the current or the preceding
                     Fiscal Year;

                               (ii) An Employee whose Testing Compensation
                     exceeds $75,000, multiplied by the Adjustment Factor in the current or the preceding Fiscal Year;

                               (iii) An Employee (A) whose Testing
                     Compensation exceeds $50,000, multiplied by the Adjustment Factor in the current Fiscal Year, and (B) who is currently a member of the Top Paid Group, or (C) who met both of the requirements of (A) and (B) in the preceding Fiscal Year;

                               (iv) An officer described in Article 2.29(a).
                     If no officer meets the compensation requirement of
                     Article 2.29(a) and this Article 4.1(h), then the highest paid officer shall be treated as a Highly Compensated Employee regardless of his Testing Compensation.

Notwithstanding the foregoing, an Employee who is not a 5% Owner in the current or the preceding Fiscal Year, who is not in the top 100 Employees of the Employer when ranked by Testing Compensation in the current Fiscal Year and who was not a HCE in the preceding Fiscal Year will not be considered a HCE in the current year. The Employer may elect to determine who is a HCE on the basis of the calendar year coinciding with the current Fiscal Year. If the Employer so elects, then this Article 4.1(h) will apply only to the current Fiscal year and not to the preceding Fiscal Year. Notwithstanding the foregoing, for Fiscal Years beginning in 1987 and 1988, HCE(s) shall include only those who (1) are 5% Owners during such Fiscal Year and/or (2) have Testing Compensation in excess of $50,000 for such Fiscal Year.

                     "Top Paid Group" for a Fiscal Year is equal to 20% of the total number of Employees of the Employer for the Fiscal Year. In determining the total number of Employees for such year, the following Employees may be excluded:

                     (1) Those who have not completed six months of service at the end of such year;

                     (2) Those who normally work less than 17 1/2 hours per week;

                     (3) Those who normally work less than six months per year;

                     (4) Those who have not reached their 21st birthday;

                     (5) Non-resident aliens; and

                     (6) Collectively bargained Employees, provided that this exclusion may be used only if at least 90% of the Employees of the Employer are covered by bona fide collective bargaining agreements.



                                       4-2

The Top Paid Group will be determined by listing all of the Employees of the Employer (including those excluded above) in descending order by Testing Compensation and selecting the 20% of the total number of Employees as determined above who are the highest paid. An Employee may be in the Top Paid Group even though he falls in one of the groups which have been excluded in determining the number of Employees. The resolution of any ambiguity relating to the determination of HCE(s) shall be based on Treasury regulation 1.414(q).

                     (i) "Non-Highly Compensated Employee" ("Non-HCE") means an Employee who is not a Highly Compensated Employee.

           4.2       Employer Contributions

                     (a)       Employer Matching Contributions

                               As of the last day of each Fiscal Year, the
Employer may make a matching contribution to the Trust in such amount as is determined by the Employer. The matching contribution shall be reduced, if necessary, by any amounts in Limitation Accounts under Article 5 and Forfeitures under this Article 4 and under Article 6 attributable to matching contributions. If a matching contribution is made, an amount shall be contributed such that a percentage of each Eligible Participant's Salary Deferral Contributions is matched. The percentage of the Salary Deferral Contributions which are matched for Eligible Participants who have 10 Years of Service or more (pursuant to Article 6) as of the last day of the Fiscal Year shall be twice the percentage of the Salary Deferral Contributions which are matched for Eligible Participants who have fewer than 10 Years of Service (pursuant to Article 6) as of the last day of the Fiscal Year. In the sole discretion of the Employer, any matching contribution made pursuant to this Article 4.2 may be made in cash or in shares of Dreyer's Stock, effective July 1, 1994.

                     (b)       Restoration Contributions

                               The Employer shall make the contributions
required to restore the Accounts of Participants as described in Article 5.4 and
Article 6. These contributions will be allocated in accordance with their purpose.

                     (c)       Top-Heavy Minimum Contributions

                               For any Fiscal Year during which the Plan is a
Top-Heavy Plan, the sum of the Employer's pension and pension Forfeitures in the Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan and matching contributions in the Dreyer's Grand Ice Cream, Inc. Savings Plan allocated on behalf of each Participant who is a Non-Key Employee but is employed by the Employer as an Eligible Employee on the last day of the Fiscal Year shall not be less than the lesser of:

                               (i) 3% of the Allowable Compensation paid or
                     accrued to such Employee during the calendar year ending within the Fiscal Year; or

                               (ii) The highest percentage of Allowable
                     Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:



                                       4-3

                                           (1) To his Employer Account under
                               Article 5.2 of this Plan; and

                                           (2) To his Salary Deferral Account
                               under this Plan; and

                                           (3) From contributions by the
                               Employer to his account in any other defined contribution plan.

To the extent that these minimum allocations are not provided by other provisions of this Plan, the Employer shall make a minimum contribution in an amount which is determined to meet the requirements of this Article 4.2(f), which shall be allocated to the Accounts of Participants who are Non-Key Employees to carry out the purpose of this Article.

           4.3       Timing of, Limitations on and Return of Employer
Contributions

                     (a)       Amount and Timing of Contributions

                               Employer contributions shall not exceed an amount
which is estimated to constitute the maximum allowable deduction under Code
Section 404(a). Employer contributions shall be paid to the Trustee on or prior to the last day for filing the Employer's federal income tax return for such year, including any extensions of time granted for such filing. Contributions shall be made in cash.

                     (b)       Contribution Limited by Code Section 401(a)(4)

                               In any year in which it is necessary that the
Plan comply with the anti-discrimination requirements of Code Section 401(a)(4), and these requirements would not otherwise be met in such year, the contribution in Article 4.2 shall be restricted to such amount as would cause the Plan to comply with Code Section 401(a)(4).

                     (c)       Return of Employer Contributions

                               If an amount is contributed by the Employer due
to a mistake of fact, the Employer shall be entitled to recover such amount within one year of the date such contribution is made. Unless otherwise provided in a resolution of the Board, any amounts contributed by the Employer which are disallowed as a deduction under Code Section 404 shall be returned to the Employer within one year of the date such deduction is disallowed. Trust income attributable to the amount to be recovered shall not be paid to the Employer, but Trust loss attributable thereto shall reduce such amount.

           4.4       Salary Deferral Contributions

                     (a)       General Rules

                               Each Participant may elect in writing to have the
Employer make salary deferral contributions on his behalf in an amount from 2% to 10% of such Participant's Plan Compensation. Notwithstanding the foregoing, effective January 1, 1987, no more than $7,000, multiplied by the Adjustment Factor of salary deferral contributions may be made on behalf of any Participant during any calendar year.



                                       4-4

                     (b)       Administrative Guidelines

                               The Committee has the power to establish uniform
and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions shall be made, as well as the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently. All salary deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer within a reasonable period following the date of deduction, but in no event later than 90 days after the date on which such salary would otherwise have been paid. All salary deferral contributions shall be credited to such Participant's Salary Deferral Account and shall be treated as Employer contributions for purposes of their deductibility and tax treatment under the Code.

           4.5       Nondiscrimination Tests For Elective Deferrals

                     (a)       General Rule

                               The Deferral Percentages for any Fiscal Year
shall satisfy the table below:


              If ADP of                        Then, ADP of
         Eligible Participants              Eligible Participants

         Who Are NON-HCE(s)                    Who Are HCE(s)
                is:                            Cannot Exceed:
         ------------------                 ---------------------

                (1)                                 (2)

          Less than 2%                       Two times column (1)
                                             ADP

          2% but less than 8%                Column (1) ADP plus
                                             2%

          8% or greater                      1.25 times column (1)
                                             ADP

provided that:

                               (i) A single Deferral Percentage shall apply to all members of a Family Group and shall be determined by totalling the amounts credited to the Salary Deferral Accounts of all members of the Family Group and dividing by the sum of the Testing Compensation received by such members.

                               (ii) Amounts added to a Participant's Employer Matching Account which meet the requirements of Code Section 401(k)(2)(B) and (C) may be included in computing his Deferral Percentage.



                                       4-5

                               (iii) The Deferral Percentage for any Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer shall be the sum of the Deferral Percentages for such Employee under each of such arrangements.

                               (iv) In the event that one or more other plans are aggregated with this Plan to satisfy Code Sections 401(a)(4) and 410(b), this Article 4.5(a) shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year, starting with the Fiscal Year that commences in 1989.

                               (v) Notwithstanding the foregoing, if the above test would otherwise not be met for Fiscal Years commencing on or before December 31, 1991, the Committee may restructure the Plan into component plans based on employee groups in accordance with Internal Revenue Service Proposed and Temporary Regulations 1.401(a)(4) - (9). Each such component plan must meet the tests in this Article 4.5(a).

                     (b)       Corrective Actions

                               (i) If the salary deferral contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.5 then the Committee may, at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                                         (1) Reduce salary deferral
                               contributions made on behalf of Participants who are HCE(s) for the remainder of the Fiscal Year; or

                                         (2) Return Excess Contributions to
                               the affected Participants in accordance with
                               Article 4.5(d).

                               (ii) If the Committee has restructured the Plan into component plans in accordance with (a)(v), the Committee may take the actions in (b)(i) with respect to the HCE's of any component Plan which would not otherwise pass the non-discrimination tests of
           Article 4.5 but only to Participants who are included in any component plan which would not otherwise pass the non-discrimination tests of Article 4.5.

                     (c)       Determination of Excess Contributions

                               (i) The maximum Deferral Percentage for a
           Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination test in Article 4.5(a), or (2) cause such HCE's Deferral Percentage to equal the Deferral Percentage of the HCE with the next highest Deferral Percentage. This process will be repeated as necessary until the Plan satisfies the non-discrimination test in
           Article 4.5(a).



                                       4-6

                               (ii) The reduction of the Deferral Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the amounts allocated to the Salary Deferral Account of each member of the Family Group.

                               (iii) A HCE's Excess Contribution is equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for such Fiscal Year, and (2) the amount determined by multiplying the maximum Deferral Percentage calculated in (i) by such HCE's Testing Compensation.

                               (iv) If the Committee has restructured the Plan into component plans in accordance with (a)(v), the computations in
           (c)(i), (ii) and (iii) shall be made only for the HCE's of any component plan which does not otherwise meet the non-discrimination tests of Article 4.5.

                     (d)       Corrective Payments

                               (i)       Payment of Excess Deferrals

                                         Notwithstanding any other provision of
           the Plan, Excess Deferrals plus any income or less any loss allocable thereto, as determined under Article 4.7, may be paid to Participants who have such Excess Deferrals for a calendar year no later than the following April 15th. If not paid by such date, these amounts must remain in the Participant's Account until otherwise withdrawable or payable under the terms of the Plan. Because of the double income tax treatment that a Participant will encounter if these amounts are not returned to him by the following April 15th, the Committee shall make every effort to meet this deadline.

                               (ii)      Payment of Excess Contributions

                                         Notwithstanding any other provision of
           the Plan, Excess Contributions, plus any income or less any loss allocable thereto, as determined in Article 4.7, shall be paid in accordance with the following procedures:

                                         (1) Excess Contributions for a Fiscal
                     Year shall be paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.

                                         (2) The Excess Contributions which
                     would otherwise be paid shall be reduced, in accordance with regulations, by any Excess Deferrals paid to the Participant.

                                         (3) Payments under this Article 4.5(d)
                     shall be made from the Participant's Salary Deferral
                     Account.



                                       4-7

           4.6       Nondiscrimination Tests For Employer Matching Contributions

                     (a)       General Rule

                               Employer matching contributions for any Fiscal
Year shall satisfy the table below:

             If ACP of                     Then, ACP of
       Eligible Participants           Eligible Participants

        Who are Non-HCE(s)                Who Are HCE(s)
               is:                        Cannot Exceed:
       ---------------------           ---------------------
               (1)                               (2)
          Less than 2%                     Two times column (1)
                                           ACP

          2% but less than 8%              Column (1) ACP plus
                                           2%

          8% or greater                    1.25 times column (1)
                                           ACP

provided that:

                               (i) A single Contribution Percentage shall apply to all members of a Family Group and shall be determined by totalling the amounts credited to the Matching Accounts of all members of the Family Group and dividing by the total of the Testing Compensation received by such members.

                               (ii) Any matching contributions which have been used to meet the tests in Article 4.5 must be subtracted from the matching contributions used to determine the Contribution Percentage.

                               (iii) In the event that one or more other plans are aggregated with this Plan to satisfy the requirements of Code Sections 401(a)(4) and 410(b) this Article 4.6 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year, starting with the Fiscal Year which commences in 1989.

                               (iv) Notwithstanding the foregoing, if the Plan has been restructured into component plans in accordance with Article 4.5(a)(v), the same component plans must be used for purposes of this
           Article 4.6 and separate tests performed for each component plan under Article 4.6(a) and (b). In a similar fashion, corrective actions under (c) below, determination of the amount of excess



                                       4-8
           matching contributions under (d) below and corrective payments under
           (e) below shall apply only to HCE's of any component plans that do not meet the tests in Article 4.6(a) and/or (b).

                     (b)       Multiple Use of Alternative Limitation

                               If the provisions of Articles 4.5 and 4.6 apply
to one or more HCE(s) and if both the ADP and the ACP of HCE(s) exceed the corresponding ADP and ACP of Non-HCE(s) multiplied by 1.25, then an additional non-discrimination test must be met, as follows:

                               (i) The sum of the ADP and ACP of Eligible
           Participants who are HCE(s) shall not exceed the sum of A & B; where A = 1.25 times the greater of the ADP or the ACP of Eligible Participants who are Non-HCE(s), and B = two times the smaller of the ADP or ACP of Eligible Participants who are Non-HCE(s) or, if less, two percent plus such smaller percentage.

                               (ii) The ACP(s) and ADP(s) used in this Article 4.6(b) shall be determined after any corrective distributions have been made of Excess Deferrals, Excess Contributions, and after any recharacterization of Excess Contributions required without regard to this Article 4.6(b).

                               (iii) Notwithstanding the provisions of (i) above, the words "greater" and "smaller" in (i) above may be transposed.

                     (c)       Corrective Actions

                               (i) If the matching contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.6, the Committee may at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                                         (1) Reduce as necessary the matching
                     contributions to be made by Participants who are HCE(s) for the remainder of the Fiscal Year.

                                         (2) Pay any fully vested matching
                     contributions to the affected HCE(s), as provided in
                     Article 4.6(e).

                                         (3) Forfeit as necessary any non-vested
                     matching contributions that were made on behalf of the affected HCE(s).

                               (ii) If salary deferral contributions for any year would otherwise cause the Plan to fail to meet the multiple use of alternative limitation provisions of (b) above, procedures similar to those detailed in Article 4.6(b), (c) and (d) shall be used to bring the Plan into compliance with such provisions; provided that recharacterization shall not be permitted. Any salary deferral contributions which must be returned to Participants pursuant to this
           Article 4.6(c) shall be considered Excess Contributions for purposes of this Plan.



                                       4-9

                     (d) Determination of the Amount of Excess Matching Contributions

                               (i) The maximum Contribution Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Articles 4.6(a) and (b), or (2) cause such HCE's Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage. This process will be repeated, as necessary, until the Plan satisfies the non-discrimination tests in Articles 4.6(a) and (b).

                               (ii) The reduction of the Contribution Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the matching contributions allocated to the Account of each member of the Family Group.

                               (iii) A HCE's excess matching contribution is equal to the difference between (1) the amount of matching contribution actually made to his Account under the Plan for such Fiscal Year and (2) the amount determined by multiplying the maximum Contribution Percentage calculated in (i) above by such HCE's Testing Compensation.

                     (e)       Corrective Payments

                               Notwithstanding any other provisions of the Plan,
excess matching contributions, plus any income and less any loss allocable thereto, as determined under Article 4.6, shall be paid or forfeited in a nondiscriminatory manner and in accordance with the following procedures:

                               (i) Excess matching contributions shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, or forfeited, if appropriate, no later than the last day of the succeeding Fiscal Year. If such matching contributions are not vested, they will be forfeited. If such matching contributions are vested, they will be paid to the Participant.

           4.7 Adjustment to Corrective Payments

                     Excess Deferrals, Excess Contributions and excess matching contributions shall all be paid to the appropriate Participants, together with an investment adjustment. Such adjustment shall be computed by the Committee based on the procedures described in Article 7 to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred.

           4.8       Overriding Limitations

                     (a)       Corrective Actions

                               When salary deferral contributions made on behalf
of Participants who are HCE(s) are reduced for the remainder of a Fiscal Year, no matching contributions shall be made with respect to the salary deferral contributions not permitted because of such reduction.



                                      4-10

                     (b)       Excess Deferrals

                               When Excess Deferrals are paid to a Participant,
any matching contributions that are attributable to such Excess Deferrals shall be forfeited.

                     (c)       Excess Contributions

                               When Excess Contributions are paid to a
Participant, any matching contributions that are attributable to such Excess Contributions shall be (i) paid to the Participant to the extent that they are vested and (ii) forfeited to the extent that they are not vested.

           4.9       Record Requirements

                     The Employer shall maintain such records as may be needed to prove that for each Fiscal Year, commencing with January 1, 1987, the requirements of Article 4.5 and Article 4.6 are met.

           4.10      Rollover Contributions

                     (a)       Rollover Contributions Permitted

                               The Committee may authorize the Trustee to accept
a rollover contribution from an Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code.

                     (b)       General Rules

                               A rollover contribution shall be made within 60
days of the Participant's receipt of the distribution and shall not include any amounts contributed by the Employee, except to the extent permitted by the Code and applicable regulations. An Employee may be required to furnish evidence satisfactory to the Committee that the amount to be transferred meets all of the requirements.

                     (c)       Rollovers Credited to Rollover Account

                               A rollover contribution may be made in cash and
shall be credited to such Rollover Account as of the date such contribution is received. The Participant's Rollover Account shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.

                     (d)       Investment of Rollover Contributions

                               If a Participant makes a rollover contribution to
the Trust in cash, the Trustee shall invest the contributions as part of the Trust Fund.

                     (e)       Direct Transfer From Another Trust

                               The Committee may instruct the Trustee to accept
on behalf of any Participant, or Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code Section 401(a). In no event, however, may the Committee authorize a direct transfer from (i) a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code Section 412, or (iii) any other defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such



                                      4-11
a direct transfer may be made under applicable law and regulation without jeopardizing this Plan's exempt status under Code Section 401(a)(11)(B). After receipt, the Trustee shall treat such amounts as a rollover contribution otherwise meeting the requirements above.



                                      4-12

                                    ARTICLE 5

                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

           5.1       Definitions

                     (a) "Annual Addition" means the sum for the Limitation Year to which the allocation pertains (whether or not allocated in such year) of all Employer and Employee contributions and Forfeitures allocated to the Participant's Account in this Plan for such year and any other similar contributions to any other defined contribution plan maintained by the Employer.

                     (b) "Limitation Account" means an account expressly set up and maintained to hold excess Annual Addition amounts contributed in error pursuant to Article 5.3(b).

                     (c)       "Limitation Year" means the Fiscal Year.

                     (d) "Super Top-Heavy" means a Plan which is Top-Heavy after substituting 90% for 60% in the definition for Top-Heavy in Article 2.

           5.2       Allocation Methods

                     (a) Salary Deferral, Matching, Top-Heavy Minimum and Restoration Contributions

                               Salary deferral, matching, top-heavy minimum and
restoration contributions are allocated as provided in Article 4.

                     (b)       Additional Employer Matching Contributions

                               If any additional Employer Matching
Contributions, Forfeitures, or amounts in Limitation Accounts for any Fiscal Year remain after the Employer Matching Contributions have been allocated per
Article 4.2, they shall be allocated to each Eligible Participant's Matching Account in the same ratio as such Eligible Participant's Salary Deferral Contributions for the Fiscal Year bear to the total Salary Deferral Contributions for all Eligible Participants for the Fiscal Year.

           5.3       Limitations on Annual Allocations

                     (a)       Limitation Amount

                               Notwithstanding any other provision of this Plan
to the contrary, the Annual Addition to a Participant's Account for any Limitation Year shall not exceed the lesser of 25% of the Employee's Allowable Compensation or $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A)), or such other amount for the Limitation Year as may be established by regulations under Code Section 415(d).



                                       5-1

                     (b)       Treatment of Excess Annual Addition Made in Error

                               In the event that (as a result of the allocation
of Forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

                               (i) First, by returning to such Participant, to the extent necessary any salary deferral contributions made on his or her behalf. A return of salary deferral contributions shall include investment gains attributable to such contributions determined as provided in Article 4.7;

                               (ii) Second, by holding any excess matching and pension amounts in a Limitation Account and if the limitation is still exceeded with respect to the Participant, a separate Limitation Account shall be maintained with respect to the matching and pension portions of any remaining excess. Any amounts in the Limitation Accounts shall be reallocated among the appropriate Accounts of Eligible Participants pursuant to Article 5.2 as of the last day of each succeeding Fiscal Year until the excess is exhausted, provided that the Annual Addition limitation with respect to any Participant may not be exceeded in any Limitation Year. No allocation of Employer or Employee contributions may be credited to the Accounts of Eligible Participants in succeeding years until such excess has been exhausted.

           5.4 Restoration Procedures

                     (a)       Computing Amounts

                               In the event that a Participant's Account was
improperly excluded in any year from an allocation of Employer contributions and Forfeitures pursuant to Article 5.2, such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:

                               (i) First, an amount will be computed on the same basis as Employer contributions and Forfeitures that were allocated to the Accounts of other Eligible Participants under Article 5.2 in each year for which restoration is necessary, and

                               (ii) Second, Trust Fund income, gain or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis as Trust Fund income, gain or loss was allocated to other Participants' Accounts under Article 7 in each year for which restoration is necessary.

                     (b)       Income, Gain or Loss

                               In the event that a Participant's Account was
improperly excluded in any year from an allocation of Trust Fund income, gain or loss pursuant to Article 7, such Participant's Account shall be



                                       5-2
restored to its correct status by the addition or subtraction of amounts that should have been allocated under Article 7 in each year for which restoration is necessary.

                     (c)       Source of Amounts

                               The Employer shall contribute an amount which is
necessary to fully restore each improperly excluded Account. No Employer contributions or Forfeitures shall be allocated pursuant to Article 5.2 to the Account of any Participant until each improperly excluded Account has been fully restored.



                                       5-3

                                    ARTICLE 6

                               VESTING OF ACCOUNTS

           6.1       Automatic Vesting

                     (a)       Retirement, Death or Disability

                               The value of a Participant's Employer Account
shall become fully vested when the Participant attains his Normal Retirement Date while an Employee, or upon his termination of employment by reason of death or Disability.

                     (b)       Employee Account

                               A Participant's Employee Account shall be fully
vested at all times.

           6.2       Vesting Based on Service

                     Except as otherwise provided in Article 6.3, Article 6.5(e) and Article 15.3, a Participant's Employer Account shall become vested in accordance with the following schedule:

           Years of Service             Vested Percentage
           ----------------             -----------------
           Less than 2 years                    0%
               2 years                         20%
               3 years                         35%
               4 years                         50%
               5 years                         65%
               6 years                         80%
           7 years or more                    100%


           6.3       Top-Heavy Vesting

                     (a)       Vesting Changes if Plan Becomes Top-Heavy

                               Except as otherwise provided in this Article 6,
for any Fiscal Year in which the Plan is a Top-Heavy Plan, a Participant's Employer Account shall be vested in accordance with the following vesting schedule if such schedule results in a greater vested percentage than the percentage otherwise applicable under Article 6.2 at any relevant time:



                                       6-1

        Years of Service           Vested Percentage
        ----------------           -----------------
        Less than 2 years                0%
            2 years                     20%
            3 years                     40%
            4 years                     60%
            5 years                     80%
        6 years or more                100%


                     (b)       Top-Heavy Vesting Schedule Continues for Plan

                               In the event that the Plan ceases to be a
Top-Heavy Plan in any subsequent Fiscal Year, the vesting schedule in Article 6.3(a) shall continue to apply.

           6.4       Years of Service for Vesting

                     (a)       Year of Service

                               An Employee shall be credited with one year of
Service for each Fiscal Year in which he has at least 1,000 Hours of Service. Prior to January 1, 1976 an Employee shall be credited with one year of Service for each year of continuous employment, from such Employee's most recent Date of Hire to such date.

                     (b)       Termination Prior to Vesting

                               If the vested percentage applicable to a
Participant's Employer Account is 0% at the time his service terminates, his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.

                     (c)       Service Prior to Break in Service

                               If an Employee is reemployed after a Break in
Service, Service prior to the Break in Service shall not be credited for purposes of vesting until he has completed one year of Service after his reemployment.

           6.5       Forfeitures and Restorations

                     (a)       Forfeitures on Date of Termination

                               Any remainder of a terminating Participant's
Account which is not vested shall be forfeited on the Valuation Date coinciding with or next following the earliest to occur of the following dates:

                               (i) The date of termination of the Participant, provided that this date applies only if the Participant did not then have a vested interest in his Account;

                               (ii) The date on which the terminated Participant receives payment of his vested interest;



                                       6-2

                               (iii) The date on which the Participant completes five consecutive one-year Breaks in Service.

                     (b) Matching Contribution Forfeitures Reduce Employer Contribution

                               Forfeitures attributable to Matching Accounts
during a Fiscal Year which are not used to restore Participant's Accounts as of the last day of such Fiscal Year shall reduce the Employer's matching contribution for such year and be allocated as of the last day of the Fiscal Year to the Matching Accounts of then Eligible Participants as provided in
Article 4. Forfeitures of excess matching contributions will reduce the matching contribution for the year.

                     (c)       Reemployment After Forfeiture

                               If a Participant is reemployed before incurring 5
consecutive Breaks in Service, any amounts forfeited shall be treated as follows:

                               (i) Restoration If No Distribution. In the event a Participant did not receive a distribution of his vested interest, any amounts previously forfeited shall be fully restored as provided in (iv) below and shall be recredited to the Participant's Account as of his reemployment date.

                               (ii) Restoration If Total Distribution Repaid. In the event a distribution of a Participant's entire vested Account was made to him, the forfeited amount shall be fully restored as provided in (iv) below if he makes an after-tax contribution (which shall not be subject to Code Section 401(m)) of the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier. If the Participant does not make such contribution by that date, the forfeited amount will not be restored.

                               (iii) Full Restoration in Event of Partial
           Distribution. In the event a distribution was made to the Participant of less than his entire vested interest, his forfeited amount shall be fully restored together with any unpaid vested interest as provided in (iv) below if he makes an after-tax contribution (which shall not be subject to Code Section 401(m)) of the full amount of the prior partial distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier.

                               (iv) Source of Restored Amounts. Forfeited amounts to be restored for any Fiscal Year may be restored from Forfeitures as of the last day of a Fiscal Year, from additional Employer contributions for such Fiscal Year, from Trust income, or from a combination of these methods, as determined by the Committee.

                     (d)       No Partial Repayments Permitted

                               A Participant shall not be permitted to repay
part of a distribution.



                                       6-3

                     (e)       No Restoration After 5 Consecutive Breaks in
                               Service

                               If a Participant is reemployed after 5
consecutive Breaks in Service, no portion of his non-vested Account shall be restored and any undistributed vested interest shall be maintained as a separate fully vested Account.

                               (i) Special Account Required If Distribution
           Made. In the event a distribution was made to the Participant, the forfeited amount shall be reaccredited to his Account as of his reemployment date and shall be maintained, together with any undistributed vested interest in the event of a partial distribution, as a separate Account. A Participant's vested interest in such separate Account as of any date of determination shall be determined by applying the following formula:

                               Vested interest = P x (AB + (R x D)) minus
                                                 (R x D)

                               For purposes of applying the formula, P is the vested percentage at the date of determination; AB is the Account balance at the date of determination; D is the amount of the distribution previously made; and R is the ratio of the Account balance at the date of determination to the Account balance immediately following the preceding distribution.

           6.6       No Divestment

                     Except as provided under Articles 4.3(b), 6.8 and 15.8, a Participant's vested rights shall not be subject to divestment for any reason.

           6.7       Amendment to Vesting

                     Notwithstanding any other provisions of this Article 6, the vested percentage of an individual who was a Participant immediately preceding the effective date of any amendment to the Plan is determined by the provisions of the Plan existing immediately prior to such amendment if such provisions provide a greater vested percentage at any relevant time.

           6.8       Lost Participants

                     (a)       Participant's Account

                               If all or a portion of a Participant's Account
becomes payable under Article 9 and the Committee, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall:

                                (i) Be used to establish an account in the Participant's name; or

                               (ii) Remain in the Plan for a sufficient period of time so that under state law the Account would escheat, at which point the Account shall be forfeited and reallocated, in accordance with Articles 4 and 5, as of the day the Participant incurred a Break in Service, or such later date as the Committee may decide.



                                       6-4

                     (b)       Search for Participants

                               The Committee shall make a reasonable attempt to
find such a Participant, including securing any assistance available from the Internal Revenue Service.

                     (c)       Restoration

                               If an Account is forfeited under this Article
6.8, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored in accordance with the provisions of Article 6.5.



                                       6-5

                                    ARTICLE 7

                       ALLOCATION OF TRUST INCOME OR LOSS

           7.1       Determination of Net Income

                     As of each Valuation Date, the Committee shall determine the net income or loss of the Trust Fund based on a statement from the Trustee of the receipts and disbursements of the General Trust Fund since the immediately preceding Valuation Date and of the fair market value of the Fund as of the Valuation Date. If one or more separate investment funds have been established as provided in Article 13, each fund shall be valued separately on each Valuation Date and the net income or loss of each fund shall be allocated to each Account invested in such investment fund.

           7.2       Valuation

                     As of each Valuation Date and prior to any allocation of contributions and Forfeitures to be made as of such date, the net income or loss of the General Trust Fund since the immediately preceding Valuation Date, including net appreciation or depreciation and excluding any expenses paid by the Trust, shall be allocated to each Account in the ratio that the value, as of the immediately preceding Valuation Date, of each such Account invested in the General Trust Fund bears to the value, as of the immediately preceding Valuation Date, of all Accounts invested in the General Trust Fund. If one or more separate investment funds have been established, the net income or loss of each fund shall be allocated to each Account invested in such investment fund in proportion to the value of each Account invested in such funds as of the immediately preceding Valuation Date. The Committee shall adopt equitable procedures to establish a proportionate crediting of Trust income or loss to those portions of Participants' Accounts in the case of contributions, transfers, loans, rollovers or withdrawals that have occurred in the interim period since the immediately preceding Valuation Date. Amounts held in Limitation Accounts established pursuant to Article 5.3 shall not share in Trust Fund income or loss.

           7.3       Valuation Dates

                     The General Trust Fund, any separate investment funds and any segregated account shall be valued as of the last day of each Fiscal Year and as of any other date the Committee directs the Trustee to value the Trust Fund, as provided in Article 7.4.

           7.4       Special Valuation Dates at Committee Discretion

                     The Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts,



                                       7-1
and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participant's Accounts in accordance with the provisions of Article 7.2.

           7.5       Accounts to be Valued

                     All sub-accounts of all Participants shall be valued at each Valuation Date.



                                       7-2

                                    ARTICLE 8

                             PARTICIPANTS' ACCOUNTS

           8.1       Separate Accounts

                     The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Agreement. The Committee may maintain records of Accounts to the nearest whole dollar.

           8.2       Statement of Accounts

                     As soon as practicable after the end of each Fiscal Year, the Committee shall furnish to each Participant a statement of his Account, determined as of the end of such Fiscal Year or other Valuation Date as determined by the Committee. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.

           8.3       Valuation of Account When Payment Due

                     (a)       Accounts Which Are Not Segregated

                               (i) When employment is terminating and
           payment is not deferred:

                                         (1) The amount of the payment shall be
                     based on the value of the Participant's Account as of the Valuation Date next following his termination date.

                               (ii) When employment is not terminating, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

                               (iii) When employment has terminated and payment has been deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment.



                                       8-1

                                    ARTICLE 9

                          DISTRIBUTIONS AND WITHDRAWALS

           9.1       General

                     Benefits under the Plan shall be distributed solely from the Trust. The Employer has no liability or responsibility for Plan benefits or for the Trust. No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Article 9.3(d) and permitted under Article 16.2(b) and except for withdrawals in accordance with Article 9.11. Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.12 and upon a Participant's Normal Retirement Date as defined in Article 2.33. All distributions from the Plan will be made in accordance with Code Section 401(a)(9) and the regulations thereunder including the transition rules in proposed regulation 1.401(a)(9)-1 and the incidental death benefit requirements of proposed regulation 1.401(a)(9)-2. The provisions of Code Section 401(a)(9) shall override any distribution option under the Plan which might be inconsistent with such provisions.

                     A distribution to a Participant shall be made solely from his Account. When a distribution is to be made, his Account shall be valued in accordance with Article 8.3. The amount to be paid to him shall be based on his vested interest as determined in Article 6.

           9.2       Administrative Rules

                     (a)       Authority

                               Distributions shall be made by the Trustee only
in accordance with the directions of the Committee. The Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Committee is constrained by the options available under the Plan or by the requirements of law or regulation.

                     (b)       Claims

                               A Participant, Beneficiary or Alternate Payee has
the right to file a claim for benefits as set forth in Article 12.6.

           9.3       Timing of Distributions

                     (a)       Cashout of Amounts Under $3,500

                               If the Participant's vested Account does not
exceed $3,500, and at the time of any prior distribution, if any, has not exceeded $3,500, distribution shall be made in a lump sum as soon as practicable after the amount can be determined in accordance with Article 8.3.



                                       9-1

                     (b)       Amounts Over $3,500

                               If the Participant's vested Account does not meet
the cashout requirements of Article 9.3(a) the Participant may elect with Spousal Consent, if married, to:

                               (i) Commence distributions as soon as
           practicable after the amount can be determined, or

                               (ii) Defer receipt of payments in accordance with (d) below.

Unless otherwise elected by the Participant under (d) below, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the end of the Fiscal Year in which the latest of the following occurs:

                                         (1) The date on which the Participant
                     attains the earlier of Age 65 or his Normal Retirement
                     Date,

                                         (2) The date which is the 10th
                     anniversary of his commencement of participation in the Plan, or

                                         (3) The date of termination of his
                     service with the Employer;

However, if the amount of the payment cannot be ascertained and/or the Participant can not be located by the date required above, payment shall be made within 60 days after all of these facts are known.
Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date or his 62nd birthday, whichever is later, if his vested Account does not meet the cashout requirements of Article 9.3(a) unless the written consent of the Participant with Spousal Consent, if married, is obtained by the Committee within the 90-day period prior to commencement of the distribution.

                     (c)       Information and Rights

                               The following applies to the Participant's
written consent:

                               (i) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer commencement of the distribution.

                               (ii) Notice of the rights specified herein shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

                               (iii) Written consent of the Participant to the distribution must not be made before the Participant receives the notices and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

                               (iv) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.



                                       9-2

                               (v) If a distribution is one to which Section 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                                         (1) the Plan Administrator clearly
                     informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                                         (2) the Participant, after receiving
                     the notice, affirmatively elects a distribution.

                     (d)       Deferring Distributions

                               A Participant who meets the requirements of
Article 9.3(b) may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided that:

                               (i) No distribution method chosen by the Participant shall provide any payment in an amount less than that required under Article 9.6; and

                               (ii) Distributions shall commence no later than the April 1 following the last day of the calendar year in which a Participant attains age 70 1/2 even though such Participant may still be an Employee; provided that this requirement shall not apply in the case of a Participant who is not a 5% Owner and who attained age
           70 1/2 before January 1, 1988, or in the case of a Participant who made a written designation, prior to January 1, 1984, to defer commencement of his distribution in a manner consistent with the requirements of applicable law, regulation and guidelines as they existed prior to the enactment of TEFRA. In the case of a Participant who is not a 5% Owner and who attained age 70 1/2 before January 1, 1988, commencement of the Participant's distribution may be deferred until his termination of employment.

           9.4       Treatment of Deferred Amounts

                     (a)       In Cash

                               Where the distribution of all or any portion of
a Participant's Account is to be deferred in the form of cash, the vested portion shall continue to be held and invested as an unsegregated Account of the Trust subject to revaluation as provided in Article 7. However, at the written request of a Participant or his Beneficiary, such Account shall be transferred to an insured savings account, to a certificate of deposit or to another similar instrument, which shall be part of this Trust and shall be subject to all the provisions hereof. Interest earned by any such insured savings account, certificate of deposit or similar instrument shall be credited to such Participant's Account.



                                       9-3

           9.5       Methods of Distribution
                     (a)       Methods

                               Distribution to any Participant or Beneficiary
shall be made, in whole or in part:

                               (i) In a lump sum cash payment; provided, however, that a Participant (or Beneficiary) may elect to receive the portion of his or her Account that is invested in Dreyer's Stock in whole shares of Dreyer's Stock in accordance with Article 9.5(e) of the Plan. Any balance representing fractional shares will be distributed in cash;

                               (ii) In cash installments, payable at least annually, over a period of years meeting the requirements of Article 9.6;

                               (iii) In the form of a nontransferable annuity contract providing for a monthly guaranteed income for a period certain but not for the life of the Participant;

                               (iv) In the form of a life annuity for an unmarried Participant (only to the extent required by Article 9.7) and only if required by regulations;

                               (v) In the form of a QJSA for a married
           Participant and his spouse (only to the extent required by Article 9.7);

                               (vi) In the form of a life annuity for a deceased Participant's surviving spouse (only to the extent required by Article 9.8);

                               (vii) In any combination of the foregoing methods of distribution.

                     (b)       Participant Choice

                               The Participant with Spousal Consent, if married,
may choose any of the methods described in (a); provided that in the event that the Participant's vested Account meets the cashout requirements of Article 9.3(a) payment will be made in a lump sum.

                     (c)       Equal Value

                               All methods of distribution with respect to a
Participant or Beneficiary shall be of equal value as of the date payments are to commence.

                     (d)       Timing

                               If the amount of a distribution cannot be
determined by the date specified under Article 9.3, payment of benefits, retroactive to such date, shall be made or shall begin no later than 60 days after the earliest date on which the amount of the distribution can be determined.

                     (e)       In Kind Distributions

                               To the extent that a Participant's Account is
invested in Dreyer's Stock, he may elect to receive a portion of his lump sum in Dreyer's Stock as follows:



                                      9-4

                               (i) the number of shares of Dreyer's Stock included in the distribution shall be determined by the Committee using procedures similar to those described in Article 13 of the Plan,

                               (ii) the fair market value of the shares of Dreyer's Stock distributed shall be determined as of the Valuation Date used to establish the total amount to be distributed to the Participant.

                               (iii) the amount determined in (ii) plus the cash distributed to the Participant shall be equal to the amount which would otherwise be distributed to such Participant.

           9.6       Distribution in Periodic Payments

                     (a)       Minimum Distributions

                               If the distribution to a Participant includes
periodic payments, the amounts shall be calculated in accordance with the life expectancy of the Participant or life expectancies of the Participant and his Beneficiary, except as provided in (b) below. As provided in Article 9.1, the provisions of Code Section 401(a)(9) shall govern the minimum amount of distributions payable. For purposes of the computation of minimum distributions, the life expectancy of a Participant and his spouse may be redetermined annually, to the extent permitted by applicable law and regulation.

                     (b)       Pre-TEFRA Designation

                               The provisions of (a) above shall not apply in
the case of a Participant who has made a written designation, prior to January 1, 1984, to receive distributions in periodic payments in a manner consistent with the requirements of applicable law, regulations and guidelines as they existed prior to the enactment of TEFRA.

           9.7       Annuity Required

                     (a)       General

                               If the Service of a Participant with at least one
Hour of Service after August 22, 1984, terminates and such Participant's vested Account balance does not meet the cashout requirements of Article 9.3(a), the Participant's vested Account balance attributable to the assets transferred after December 31, 1984, shall be paid in the form of a QJSA (for a married participant) or an annuity for the lifetime of the Participant (for an unmarried Participant), except as provided in (c) below.

                     (b)       Qualified Annuities

                               The QJSA shall be purchased from an insurance
company with the amount of the Participant's vested Account balance and shall be payable for the life of the Participant with a survivor annuity for the life of his surviving spouse equal to 50% of the amount payable to the Participant. The annuity for the lifetime of the unmarried Participant shall be purchased from an insurance company with the amount of the Participant's vested Account balance. Such lifetime or QJSA contract shall satisfy the requirements of Code Section



                                       9-5

417 and of REA and may either be held by the Trustee as owner or as a transferable annuity contract which may be distributed to the Participant or to his surviving spouse in complete satisfaction of the benefits provided under the Plan and in full discharge of all liability of the Employer and Trustee hereunder. Any amounts payable under a QDRO, and any security interest held by the Plan by reason of a Participant loan, shall be taken into account in determining the amount of the QJSA.

                     (c)       Information and Rights

                               If the provisions of (a) above apply to any
Participant, he shall be given the following rights and information:

                               (i) The Participant has the right to elect to waive the QJSA or the life annuity form of payment, whichever applies, within 90 days before the Annuity Starting Date or to revoke such waiver at any time before the Annuity Starting Date.

                               (ii) In the event that a married Participant wishes to waive receipt of benefits in the form of the QJSA, such waiver shall include Spousal Consent.

                               (iii)     The Committee shall provide the
           Participant with a written explanation of the (1) terms and conditions of the QJSA or the life annuity, as appropriate; (2) Participant's right to waive, or to revoke the waiver of, the QJSA or the life annuity and the effect of such a waiver or revocation, and
           (3) rights of the Participant's spouse under (ii) above. Such written explanation shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

           9.8       Distribution Upon Death of Participant

                     (a)       Distribution Made to Participant's Beneficiary

                               The vested portion of a Participant's Account which remains at his death shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Article 9.8.

                     (b)       General Rules

                               (i) If distribution to the Participant has commenced as periodic payments and such Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall continue to be distributed at least as rapidly as the schedule being used at the Participant's date of death, and

                               (ii)      If a Participant dies before
           distributions have commenced, his vested Account shall be distributed within 5 years after the death of the Participant. However, the prior sentence shall not apply with respect to such portion of the Participant's vested Account as is payable to his designated Beneficiary over a period not exceeding the life or life expectancy of such Beneficiary beginning not later than 1 year after the Participant's death (or such later date as prescribed by applicable regulation). In addition:



                                       9-6

                                         (1) If the Beneficiary is the deceased
                     Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70 1/2, and

                                         (2) If such surviving spouse dies
                     before receiving any distributions, the provisions of this
                     Article 9.8 shall be applied as if such spouse were the Participant.

                               (iii) Notwithstanding the foregoing, if a Participant dies before distributions have commenced and the vested amount in his Account meets the cashout requirements of Article 9.3(a) payment will be made in a lump sum to his Beneficiary.

                     (c)       Qualified Pre-Retirement Survivor Annuity (QPSA)
                               Required

                               (i) If a married Participant who had at least one Hour of Service after August 22, 1984, dies before his Annuity Starting Date and his vested Account does not meet the cashout requirements of Article 9.3(a) his surviving spouse shall be entitled to receive a QPSA. A Participant's designation of a Beneficiary other than his surviving spouse, if any, shall be applicable only to that portion of the Participant's vested Account which is not payable to his surviving spouse under the provisions of
           (ii) below. Notwithstanding the foregoing, (1) the Participant can waive the QPSA in accordance with (iv) below; and (2) the spouse who is entitled to a QPSA can elect a different form of payment under
           (ii) below.

                               (ii) The QPSA shall be the annuity for the life of the surviving spouse which can be purchased from an insurance company with 50% of the Participant's vested Account balance at his date of death. Any amounts payable under a QDRO, and any security interest held by the Plan by reason of a Participant loan, shall be taken into account in determining the amount of the QPSA. The surviving spouse may (1) direct the commencement of payments under a QPSA within a reasonable time after the Participant's death, subject to applicable law, regulations and guidelines, and (2) elect to receive any other equivalent form of payment which is otherwise permitted by the Plan in lieu of the QPSA.

                               (iii) If the Participant's surviving spouse was designated as Beneficiary for any part of the Participant's vested Account in addition to the QPSA portion, the surviving spouse may request that such additional portion be eligible for the same treatment under (ii) above as the QPSA portion.

                               (iv) The following rules shall apply to all married Participants:


                                         (1) The Participant has the right to
                     elect to waive the QPSA or to revoke such waiver within the period beginning on the earlier of (A) the first



                                       9-7
                     day of the Fiscal Year in which the Participant attains age 35, or (B) the Participant's date of termination of Service, and ending on his date of death.

                                         (2) Any Participant's election to waive
                     the QPSA shall not be effective unless such waiver includes Spousal Consent.

                                         (3) The Committee shall provide the
                     Participant with a written explanation of (A) the terms and conditions of the QPSA; (B) the Participant's right to waive, or to revoke the waiver of, the QPSA and the effect of such a waiver or revocation; and (C) the rights of the Participant's spouse under (2) above. Such written explanation shall be provided within the period beginning on the first day of the Fiscal Year in which the Participant attains age 32 and ending with the last day of the Fiscal Year before the Fiscal Year in which the Participant attains age 35 (and consistent with applicable regulations). If an individual becomes a Participant after age 32, the explanation shall be provided within a reasonable period after the individual becomes a Participant. If a Participant separates from Service prior to attaining age 35, the explanation shall be provided within a reasonable period after the Participant's separation from Service.

                                         (4) The notices and elections to be
                     provided under this paragraph (iv) shall be provided to all Participants, including those Participants who do not have any vested Account balance.

           9.9       Distributions to Minors or Legally Incompetents

                     In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his legal representative, to a designated relative, or directly to such person for his benefit; or (2) instruct the Trustee to use the distribution directly for his support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.9. Distributions made under this
Article 9.9 shall be in accordance with the provisions of this Article 9.

           9.10      Tax Information To Be Provided

                     The Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan and, if applicable; (2) provisions regarding the availability of capital gains and 10-year averaging or 5-year averaging tax treatment of the distribution.



                                       9-8

           9.11      In Service Withdrawals

                     (a)       Withdrawals Permitted for Hardship

                               (i) At the request of a Participant, the Committee, in its discretion, based upon all relevant facts and circumstances, shall authorize a withdrawal at any time from his Salary Deferral or Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship including any taxes or penalties created by such withdrawal. The amount which may be withdrawn from such Participant's Salary Deferral or Rollover Account, as applicable, shall not exceed the lesser of:

                                         (1) The value of his Salary Deferral or
                     Rollover Account; or

                                         (2) The value of his Salary Deferral
                     Account as of December 31, 1988, plus the total of the salary deferral contributions made for the Participant amounts otherwise paid in cash but deferred since December 31, 1988, less any amounts withdrawn after such date.

                               (ii) A distribution shall be deemed to be due to an immediate and heavy financial need if it is on account of:

                                         (1) Medical expenses incurred or
                     anticipated by the Employee or his spouse or other dependent or the need of these persons to obtain medical care;

                                         (2) Costs directly related to the
                     purchase (excluding mortgage payments) of the Employee's first principal residence;

                                         (3) Payment of tuition and related
                     educational fees for the next 12 months of post-secondary education for the Employee or his spouse or dependents;

                                         (4) The need to prevent the eviction
                     from or the foreclosure on the mortgage of the Employee's principal residence;

                               (iii)     A distribution shall be treated as
           necessary to satisfy a financial need if the Employee represents to the Committee, in its discretion, based upon all relevant facts and circumstances, that the need cannot be relieved:

                                         (1) Through reimbursement or
                     compensation by insurance or otherwise;



                                       9-9

                                         (2) By liquidation of the Employee's
                     assets to the extent that such liquidation would not cause an immediate and heavy financial need;

                                         (3) By cessation of elective
                     contributions under the Plan;

                     or

                                         (4) By other distributions or loans
                     from this Plan or any other plan or by borrowing from commercial sources on reasonable terms unless the effect of such loan would be to increase the amount of the need.

                     (b)       Consent Required

                               All withdrawals are subject to written
Participant and Spousal Consent to the extent required by applicable law and regulation.

                     (c)       Withdrawal Charged to Participant's Account

                               The Committee shall direct the Trustee to make a
distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Committee against the Salary Deferral or Rollover Accounts of the Participant. Withdrawals under this Article 9.11 will be charged against the Participant's Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment.

                     (d)       Committee Establishes Rules

                               The Committee has the power to establish uniform
and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which in service withdrawals may be made.

           9.12      Limitations on Distributions Upon Plan Termination

                     Distributions of a Participant's Salary Deferral Accounts upon termination of the Plan shall not commence prior to the Participant's termination of employment or his attainment of age 59 1/2 except for hardship withdrawals in accordance with Article 9.11, unless payment is made in a lump sum and (i) no successor defined contribution plan (as defined in IRS regulations) is adopted; (ii) the only successor plan (as defined in IRS regulations) is an ESOP as defined in Code Section 4975(e)(7); or (iii) the distribution is:

                                          (1) After the date of sale of all
                      Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed;

                                          (2) After the date of sale of an
                      incorporated Affiliated Employer's interest in a subsidiary by whom the Participant is employed; or

                                          (3) Otherwise permitted by applicable
                      law and regulations.



                                      9-10

                                   ARTICLE 10
                                     SERVICE

           10.1      Definitions

                     (a) "Service" means an Employee's total period of employment with the Employer, including service with a predecessor entity or an Affiliated Employer. Throughout this Article 10, Employer shall include Affiliated Employer and any predecessor entity.

                     (b)       "Hour of Service" means:

                               (i)       Each hour for which an Employee is
           paid, or entitled to payment, for the performance of duties for the Employer.

                               (ii)      Each hour for which an Employee is
           paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, the Family Medical Leave Act, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:

                                         (1) For a period during which no duties
                     are per formed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

                                         (2) On account of any payment made or
                     due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.

                               (iii) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer. Such hours are to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant's Account which has been forfeited under Article 6, the Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Employee's Account.



                                      10-1

                               (iv)      Solely for purposes of determining
           whether a Break in Service has occurred, each hour not otherwise credited under the Plan that would have been credited if the Employee had not been absent:

                                         (1) By reason of pregnancy or the birth
                     of a child of the Employee;

                                         (2) By reason of the placement of a
                     child with the Employee in connection with his adoption of such child; or

                                         (3) For purposes of caring for any such
                     child for a period beginning immediately following such birth or placement.

In any case in which the Employer is unable to determine the number of hours which would otherwise normally have been credited to such Employee (but for such absence), such individual shall be credited with 8 Hours of Service for each day of such absence. The hours described in this Article 10.1(b)(iv) shall be treated as Hours of Service only in the Fiscal Year in which the absence from work begins if the Employee would thereby be prevented from incurring a Break in Service in such Fiscal Year or, in any other case, in the next following Fiscal Year.

                               (v) Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:

                                         (1) Returns to the employ of the
                     Employer immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and

                                         (2) Remains in the employ of the
                     Employer for at least 30 days after such return, or

                                         (3) Fails to return or remain employed
                     as provided above by reason of his death, Disability or Normal Retirement.

Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer or to remain in the employ of the Employer for at least 30 days after his return for reasons other than his death, Disability or Normal Retirement, then his original leave date shall be deemed to be his termination date.

                               (vi) No more than 501 Hours of Service shall be credited under Articles 10.1(b)(ii), (iii), (iv) or (v) to an Employee on account of any single continuous period of time during which the Employee performs no duties for the Employer.



                                      10-2

           10.2      Crediting of Hours Subject to DOL Regulation

                     The calculation of the number of Hours of Service to be credited under Articles 10.1(b)(ii) and (iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in the Department of Labor Regulation
Section 2530-200b-2 paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

           10.3      Hours of Service Equivalency

                     Hours of Service for Employees under Articles 10.1(b)(i),
(ii) and (iii) shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under Articles 10.1(b)(i), (ii) or (iii). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under Articles 10.1(b)(i), (ii) and
(iii) shall be determined on the basis of hours for which Plan Compensation is paid or due.



                                            10-3

                                   ARTICLE 11

                            FIDUCIARY RESPONSIBILITY

           11.1      Named Fiduciaries

                     The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Agreement between the Employer, the Committee and the Trustee, all of whom are named fiduciaries under ERISA.

                     In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 13.5.

           11.2      Fiduciary Standards

                     Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

                     (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

                     (2) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                     (3) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                     (4) In accordance with this Trust Agreement.

           11.3      Fiduciaries Liable for Breach of Duty

                     A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

           11.4      Fiduciary May Employ Agents

                     Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Employer, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons shall be paid by the Trust if not paid by the Employer.



                                      11-1

           11.5      Authority Outlined

                     (a)       Employer Authority

                               The Employer has the authority to amend and
terminate the Plan, with approval of the Board, and to appoint and remove members of the Committee and to appoint and remove a Trustee. The Employer is the Plan Administrator and has the additional duties outlined in Article 11.7.

                     (b)       Committee Authority

                               The Committee has the authority to:

                               (i)       Allocate the Employer's Contribution;

                               (ii) Establish rules pertaining to salary deferral contributions and their suspension and withdrawals;

                               (iii) Determine the amount and allocation of the Trust income or loss;

                               (iv)      Direct the Trustee with respect to
           additional valuations;

                               (v)       Maintain separate Accounts for
           Participants;

                               (vi)      Furnish, and correct errors in,
           statements of Accounts;

                               (vii) Direct the Trustee with respect to the method, timing and media of distributions pursuant to Article 9;

                               (viii)    Direct the segregation of assets;

                               (ix) Direct distribution of the interests of incompetent persons and minors;

                               (x)       Construe the Trust Agreement and
           determine questions thereunder;

                               (xi)      Establish a funding policy;

                               (xii)     Appoint and delegate duties to an
           investment manager;

                               (xiii)    Employ advisors and assistants;

                               (xiv) Direct the Trustee with respect to its duties and investments; and

                               (xv) The Committee is the Plan Administrator and has the additional duties outlined in Article 11.7.

                               Article 12 further describes the authority and
duties of the Committee.

                     (c)       Trustee Authority

                               The Trustee has the authority to establish the
fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust. Article 14 further describes the authority and duties of the Trustee.



                                      11-2

                     (d)       Securities Exchange Act Restrictions

                               The Committee may impose such restrictions on the
elections to be made by Participants pursuant to Article 13 who are subject to
Section 16 of the Securities Exchange Act of 1934 as are necessary or appropriate to avoid liability under Section 16. Neither the Employer, nor the Plan, nor any fiduciary of the Plan shall have any liability to any Participant in the event the Participant has any liability under Section 16 due to any transaction under the Plan. It is intended that this Plan complies with 17 C.F.R. 240.16b-3 ("Rule 16b-3"), promulgated under Section 16. Any derivative security (as defined in Rule 16b-3) issued under the Plan is not transferable by the Participant other than by will or descent, distribution or pursuant to a qualified domestic relations order.

           11.6      Fiduciaries Not to Engage in Prohibited Transactions

                     A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or Code Section 4975, unless such transaction is exempted under ERISA Section 408 or Code Section 4975.

           11.7      Duties of Plan Administrator

                     The Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and the Code which are specifically required of the Plan Administrator. The Plan Administrator is the agent for the service of legal process. The Plan Administrator shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours. The Plan Administrator hereby specifically delegates to the Trustee the responsibility for income tax withholding, and to withhold the appropriate amount, if any, from any payment made from the Trust to a Participant, Beneficiary or Alternate Payee under the provisions of applicable law and regulation. The Plan Administrator shall furnish the Trustee with all information necessary to such withholding function, as set forth in regulations, or, if such information is not provided the Trustee, the Plan Administrator shall assume all relevant liability.



                                      11-3

                                   ARTICLE 12

                            ADMINISTRATIVE COMMITTEE

           12.1      Appointment of Administrative Committee

                     The Employer shall appoint an Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Employer may designate or until a successor member has been appointed or until removed by the Employer. Vacancies due to resignation, death, removal or other cause shall be filled by the Employer. Members shall serve without compensation for committee service. All reasonable expenses of the Committee shall be paid by the Trust Fund.

           12.2      Committee Operating Rules

                     The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Committee may authorize one or more members to execute documents on its behalf and direct the Trustee in the performance of its duties hereunder. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Employer.

           12.3      Committee Authority

                     The Committee has the authority and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such authority and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee shall have the discretionary power to construe the Trust Agreement and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it to discharge its power and duties properly. Decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Trustee, Participants, their Beneficiaries and all others. The Committee shall at all times act in a uniform and nondiscriminatory manner in making and carrying out its decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration. The Committee is the Plan Administrator and has the duties outlined in Article 11.7.



                                      12-1

           12.4      Committee to Establish Funding Policy

                     The Committee shall establish a funding policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Committee shall review such policy prior to the end of each Fiscal Year for its appropriateness under the circumstances then prevailing. The funding policy shall be communicated to the investment manager of the Trust Fund, if one has been appointed, so that the investment policy of the Trust Fund can be coordinated with Plan needs.

           12.5      Committee May Retain Advisors

                     With the approval of the Employer, the Committee may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Employer, or, if not paid by the Employer, the Committee may direct that such expenses be paid from the Trust Fund; provided that only reasonable expenses of administering the Trust may be paid from the Trust.

           12.6      Claims Procedure

                     (a)       Claim Must Be Submitted Within 60 Days

                               The Committee shall determine Participants',
Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Committee's determination.

                     (b)       Requirements For Notice of Denial

                               If a claim is wholly or partially denied, the
Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant, setting forth:

                               (i)       The specific reason for such denial;

                               (ii) Specific references to the pertinent plan provisions on which the denial is based;

                               (iii)     A description of any additional
           material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

                               (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special



                                      12-2
circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

                     (c)       Claimant's Rights if Claim Denied

                               The claimant and/or his representative may appeal
the denied claim and may:

                               (i)       Request a review upon written
           application to the Committee;

                               (ii)      Review pertinent documents; and

                               (iii)     Submit issues and comments in writing;
provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.

                     (d)       Time Limit on Review of Denied Claim

                               Upon receipt of a request for review, the
Committee shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Committee will notify the claimant of its decision.

                     (e)       No Legal Recourse Until Claims Procedure
                               Exhausted

                               In the event of any dispute over benefits under
this Plan, all remedies available to the disputing individual under this Article
12.6 must be exhausted before legal recourse of any type is sought.

           12.7      Committee Indemnification

                     To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any (1) action taken or omitted by them in good faith in connection with this Plan and Trust or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct. The Employer may purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.



                                      12-3

                                   ARTICLE 13

                              INVESTMENTS AND LOANS

           13.1      Investment Authority

                     The Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11. Without limiting the generality of the foregoing, the Committee may direct the Trustee to invest in bonds, notes, mortgages, commercial or federal paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts, or shares or certificates of participation in commingled funds established by the Trustee. Effective July 1, 1994, the Committee may direct the Trustee to acquire and hold Dreyer's stock.

           13.2      Use of Mutual or Commingled Funds Permitted

                     The Committee may direct the Trustee to cause any part or all of the assets of this Trust to be invested in mutual funds; or commingled with the assets of similar Trusts qualified under Code Sections 401(a) and 501(a) by causing such assets to be invested as part of a common fund of the Trustee or other fiduciary. To the extent that Trust assets are invested in any collective investment fund established and maintained by the Trustee for which the Trust is eligible, the declaration of trust establishing such funds is hereby adopted. Any assets of the Trust that are invested in any such fund will be held and administered by the Trustee under the terms of the fund's governing instrument.

           13.3      Trustee May Hold Necessary Cash

                     The Committee may authorize the Trustee to hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds. Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits.

           13.4      Trustee to Act Upon Committee Instruction

                     The Trustee shall make investments promptly upon receiving instructions from the Committee, and shall retain such investments until instructed differently by the Committee. The Trustee shall comply promptly with instructions from the Committee to sell, convey, exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by it. To the extent permitted by law, the Trustee shall not be liable for the making of any investment at the direction of the Committee, for the retention of any such investment in the absence of directions from the Committee to dispose of it, or for the disposal or encumbrance of any investment at the direction of the Committee.



                                      13-1

           13.5      Appointment of Investment Manager

                     The power of the Committee to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Committee. Such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An in vestment manager must be (1) a registered investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund. The Committee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent that the Committee violated Article 11.2 of this Trust Agreement with respect to:

                     (1)       Such designation,

                     (2) The establishment or implementation of the procedures for the designation of an investment manager, or

                     (3) Continuing the designation, in which case the Committee would be liable in accordance with Article 11.3.

           13.6      Loans to Participants or Beneficiaries

                     (a)       Limit on Amount of Loan

                               The Trustee shall, when so directed by the
Committee, make a loan or loans to a Participant or Beneficiary of a deceased Participant (the Borrower) upon such terms as the Committee may determine in a uniform and nondiscriminatory manner. Such loan or loans shall be limited to the lesser of (1) 50% of the Borrower's vested Salary Deferral, Matching and Rollover Account, or (2) $50,000. However, the amount of any new loan shall not exceed $50,000, reduced by the highest outstanding loan balance of the Borrower during the preceding 12 months. In determining whether the limitations of this Article have been exceeded at any date, all loans made at any time from the Plan to the Borrower and still outstanding on such date shall be aggregated, and the Borrower's vested interest in all qualified plans maintained by the Employer or an Affiliated Employer, shall be aggregated.

                     (b)       Loan Policies and Procedures

                               The Participant loan program will be administered
in a uniform and nondiscriminatory manner by the chairman of the Plan Administrative Committee, according to the policies and procedures set forth below:

                               (i) Application Procedure. A Borrower may apply for a loan from the Plan on a form provided by the Committee. Loan applications will be reviewed by the Committee and processed on the 15th day of the month after the application is received. The Committee will



                                      13-2
           approve or deny a loan application based on the credit worthiness of the applicant. The Committee may reject a loan application if sufficient liquidity is not available in the Trust to make such loan without loss to other Participants.

                               (ii) Limitations. Loans are available for any purpose. No loans will be made in amounts less than $1,000. A Borrower may have only one loan outstanding at one time.

                               (iii) Interest Rate. The interest rate shall be comparable to the prevailing interest rate being charged for similar purpose loans by institutional lenders in the geographic area of the Employer. The formula is currently set at the prime rate plus 2%. The Committee will review and revise the formula to be used by the Plan as necessary to ensure that the interest rate on new loans meets the requirements of this Article.

                               (iv) Security for Loan. The loan shall be secured by up to 50% of the Borrower's vested Account Balance. No additional collateral or other form of collateral will be accepted or allowed to secure the loan.

                               (v) Default. A loan shall be in default if the Borrower fails to make principal and/or interest payments pursuant to the promissory note for a period of 3 months. In the event of default, the Committee shall deduct the full unpaid balance of the loan from any distribution made to the Participant due to his termination of employment.

                               (vi) Loan Fees. A loan processing fee of $100 must be paid at the time the loan is made. The fee will be deducted from the loan proceeds.

                     (c)       Loan Requires Spousal Consent

                               Any loan or renegotiation, extension, renewal or
other revision of a loan made to a Borrower shall require Spousal Consent to the extent required by applicable law and regulation. Any such Spousal Consent shall acknowledge the possibility that a subsequent amount to be paid under Article 9 might be reduced by the amount of the outstanding balance of the loan and interest due thereon, and such Spousal Consent shall be given within 90 days before the loan is made. If such Spousal Consent is given at the time that the loan is made, any such subsequent reduction of a distribution shall be made (without any Spousal Consent), even if the Borrower is married to a different spouse at the time of the subsequent reduction. If an unmarried Borrower agrees to a subsequent reduction of a distribution at the time that the loan is made, any such reduction shall be valid, even if the Borrower is married when the distribution is reduced.

                     (d)       Loans are Segregated

                               Any loan under this Article 13.6 shall be
accounted for as a segregated loan Account in the Trust. Repayments of the principal amount of the loan will (1) reduce the total amount of principal due in the segregated loan Account by the amount of such payments, and (2) increase by an equal amount the value of the Borrower's Account in the General Trust Fund. Payments of interest on such loan will reduce the total



                                      13-3
amount of interest due in the segregated loan Account. Such interest payments will be credited directly to the Borrower's Account in the General Trust Fund.

                     (e)       Terms of Loan

                               The terms of any loan shall provide that
repayment is to be made within five years of the date of the loan.

                     (f)       Loan Requirements

                               All loans shall be secured by the Borrower's
vested Account balance and shall be evidenced by the Borrower's promissory note. Such note shall provide for repayment of principal and interest, fully amortized, in level installment payments made at least quarterly. Loans to Participants shall be repaid by payroll deduction. The rate of interest shall be a market rate of interest, determined by the Committee, according to the procedures set forth in this Article 13.6.

           13.7      Committee May Establish Separate Funds

                     (a) The Committee may, in its sole discretion, direct the Trustee to create one or more separate investment funds, having such specific investment objectives as the Committee shall from time to time determine. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investments which shall be authorized thereof, provided that one of the investment funds may be the Dreyer's Stock Fund whose sole objective shall be to acquire and hold shares of Dreyer's Stock. The Committee may designate which Accounts may be invested in specific investment funds.

           13.8      Separate Investment Funds

                     (a)       Participant Direction Permitted

                               Each Participant has the right to instruct the
Committee to direct the Trustee in writing to invest his Profit Sharing Salary Deferral, Matching or Rollover Account in one or more separate investment funds, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the fixed income fund. Such directed investment Account shall be valued separately by the Trustee pursuant to this
Article 7.

                     (b)       Committee To Establish Rules

                               The Committee may at any time make such uniform
and nondiscriminatory rules as it determines necessary regarding the administration of this directed investment option. The Committee shall develop and maintain rules governing the rights of Participants to change their investment directions and the frequency with which such changes can be made.

                     (c)       Participant Direction Permitted

                               Each Participant has the right to instruct the
Committee to direct the Trustee in writing to invest his Profit Sharing, Salary Deferral, Matching or Rollover Account in one or more separate



                                     13-4
investment funds, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the fixed income fund. Such directed investment Account shall be valued separately by the Trustee pursuant to this Article 7.

           13.9      Dreyer's Stock

                      At the discretion of the Committee, the Plan may acquire and hold Dreyer's Stock. Participants may elect to invest amounts held in their Accounts in units of a Dreyer's Stock Fund established by the Trustee pursuant to Article 13.7 of the Plan subject to such restrictions and administrative procedures as are imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.

                     (a)       Purchase Price

                               All acquisitions and sales of Dreyer's Stock will
be at the prevailing market price.

           13.10     Voting of Dreyer's Stock

                     The Trustee shall be authorized to vote the shares of Dreyer's Stock held by the Dreyer's Stock Fund.

                     (a)       Procedures

                               The Committee may establish rules and procedures
to facilitate the right of Participants to invest in and to receive a portion of their distribution in shares of the Dreyer's Stock.

           13.11     Section 404(c) Provisions

                     (a) This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in this Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant's Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Plan Administrator, the Employer, nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Participant's or Beneficiary's exercise of control.

                     (b) The Plan Administrator shall provide to each Participant or his or her Beneficiary the information described in Section 2530.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Participant or his or her Beneficiary, the Plan Administrator shall provide the information described in Section 2530.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

                     (c) The Plan Administrator may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

                     (d) The provisions of this Article 13.11 shall not apply to investment in the Dreyer's Stock Fund.



                                      13-5

                                   ARTICLE 14
                                     TRUSTEE

           14.1      Trustee Duties

                     The duties of the Trustee shall be confined to receiving and paying funds of the Trust, safeguarding and valuing Trust assets, investing and reinvesting the Trust Funds, as provided in Article 13, and carrying out the directions of the Committee or of the investment manager if one has been appointed pursuant to Article 13.5. The directions of the Committee shall be in writing and bear the signature of one or more members designated as its authorized signatory or signatories, as provided in Article 12.2. The directions of an investment manager shall be in writing or in such other form as is acceptable to the Trustee. The Employer may, however, authorize the Trustee to act with respect to any specific matter or class of matters by delivering to the Trustee a certified copy of a resolution authorizing the Trustee so to act. The signature of one Trustee shall be binding upon all co-Trustees.

           14.2      Indicia of Ownership Must Be in United States

                     The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States, except as authorized by regulations issued by the Department of Labor.

           14.3      Permissible Trustee Action

                     In the discharge of its duties, the Trustee has all the powers, authority, rights and privileges of an absolute owner of the Trust Fund and, not in limitation of but in amplification of the foregoing, may (i) receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust Fund;
(ii) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; (iii) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise or defend against the same, any obligations or claims in favor of or against the Trust Fund; (iv) exercise options, employ agents; and, (v) whether herein specifically referred to or not, do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustee were the absolute owner of any and all property in the Trust Fund. The Trustee has no authority or duty to determine the amount of the Employer contribution or to enforce the payment of any Employer contribution to it.



                                     14-1

           14.4      Trustee's Fees For Services and Advisors Retained

                     The Trustee's fees for its services as Trustee shall be an amount mutually agreed upon by the Employer and the Trustee, and such fees shall be paid by the Trust Fund, with the exception that individual Trustees shall serve without compensation for their service as such. However, with the approval of the Employer, the Trustee may from time to time or on a continuing basis, retain such agents or advisors, including specifically accountants, attorneys, investment counsel and administrators, as they consider necessary to assist them in the proper performance of their duties. The expenses of such agents or advisors and all other expenses of the Trustee shall be paid by the Employer. If such expenses remain unpaid by the Employer for a period of 60 days after an appropriate billing is mailed by the Trustee to the Employer, the Trustee shall be entitled to charge such fees and expenses to the Trust Fund.

           14.5      Annual Accounting and Asset Valuation

                     Within 60 days or within a reasonable period following the close of each Fiscal Year, the Trustee shall render to the Employer an accounting of its administration of the Trust during the preceding year. The Trustee shall also report to the Committee regarding determinations of the value of the Trust Fund, as provided in Articles 7.1 and 7.2. Notwithstanding any other provisions of this Agreement, if the Trustee finds that the Trust Fund consists, in whole or in part, of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the Committee to instruct the Trustee as to the fair market value of such property for all purposes under the Plan and Trust Agreement. In such event, the fair market value placed upon such property by the Committee in its instructions to the Trustee shall be conclusive and binding. If the Committee shall fail or refuse to instruct the Trustee as to the fair market value of such property within a reasonable time after receipt of the Trustee's request so to do, the Trustee shall take such action as is required to ascertain the fair market value of such property including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value so determined shall be conclusive and binding.

           14.6      Trustee Removal or Resignation

                     The Trustee may resign at any time upon 30 days written notice to the Employer and the Committee or such shorter period as may be agreeable to the Employer. Upon receipt of instructions or directions from the Employer or the Committee with which the Trustee is unable or unwilling to comply, the Trustee may resign upon written notice to the Employer and the Committee, given within a reasonable time under the circumstances then prevailing. After its resignation, the Trustee shall have no liability to the Employer, the Committee, or any person interested herein for failure to comply with any instructions or directions. The Employer may remove the Trustee without cause at any time upon 30 days written notice. In case of resignation or removal of the Trustee, the Trustee shall have the right of a settlement of its accounts, which may be made at the option of the Trustee, either by judicial settlement in an action in a court of competent jurisdiction or by agreement of set-



                                      14-3
tlement between the Trustee and the Employer. The Trustee shall not be required to transfer assets of the Trust Fund to a successor Trustee under Article 14.8 or otherwise until its accounts have been settled.

           14.7      Approval of Trustee Accounting

                     The written approval of any Trustee accounting by the Employer or Committee shall be final as to all matters and transactions stated or shown therein and binding upon the Employer, Committee, and all persons who then shall be or thereafter shall become interested in this Trust. Failure of the Employer or Committee to notify the Trustee of its disapproval of an accounting within 90 days after it has been received shall be the equivalent of written approval.

           14.8      Trust Not Terminated Upon Trustee Removal or Resignation

                     Resignation or removal of the Trustee shall not terminate the Trust. If the Trustee has died resigned or been removed, the Employer shall appoint a successor Trustee. In the event of the death, resignation or removal of a Trustee and the failure of the Employer to appoint a successor within 30 days as herein provided, the remaining Trustees may by unanimous vote either select a successor Trustee or choose to function without filling such vacancy. Any such successor Trustee shall have all the powers and duties herein conferred upon the former Trustee. The title to all Trust property shall automatically vest in a successor Trustee without the execution or filing of any instrument or the doing of any act, but the former Trustee shall, nevertheless, execute all instruments and do all acts which would otherwise be necessary to vest such title in any successor. The appointment of a successor Trustee may be effected by amendment to this Trust Agreement or by a board resolution of the Employer, with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment or acceptance of such board resolution.

           14.9      Trustee May Consult With Legal Counsel

                     The Trustee may consult with legal counsel (who may or may not be counsel to the Employer) concerning any question which may arise with reference to its duties under this Agreement.

           14.10     Trustee Not Required to Verify Identification or Addresses

                     The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing address of any person entitled to benefits are certified by the Committee. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute has been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

           14.11     Indemnification of Trustee and Insurance

                     To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and to hold harmless the Trustee, individually and collectively, against any liability whatsoever for any action taken or omitted by such Trustee in good faith in connection with this Plan and Trust or duties hereunder and for any



                                     14-3
expenses or losses for which the Trustee may become liable as a result of any such actions or non-actions unless resultant from willful misconduct. The Employer may purchase insurance for the Trustees to cover any of their potential liabilities with regard to the Plan and Trust.

           14.12     Income Tax Withholding

                     In making payments from the Trust, the Trustee shall be liable for withholding of federal income tax, and required state income tax, and shall withhold the appropriate amount of tax, if any, as provided by applicable law and regulation, from any payment made to a Participant, Beneficiary or Alternate Payee, unless the Committee does not provide the Trustee with the necessary in formation as set forth in regulations, in which case the Committee shall assume all relevant liability.



                                      14-4

                                   ARTICLE 15

                        AMENDMENT, TERMINATION AND MERGER

           15.1      Trust is Irrevocable

                     The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 15.

           15.2      Committee May Amend Trust Agreement

                     The Committee reserves the right to amend this Trust Agreement to any extent and in any manner that it may deem advisable by action of the Committee. The Committee, the Employer, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:

                     (1) Cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries except as permitted by ERISA;

                     (2) Change the duties or liabilities of the Trustee without its written assent to such amendment;

                     (3) Adversely affect the then accrued benefits of any Participants; or

                     (4) Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code.

           15.3      Employer May Terminate Plan or Discontinue Matching
                     Contributions

                     The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its matching contributions indefinitely, but the Employer shall be under no obligation to continue its matching contributions or to maintain the Plan for any given length of time and may, in its sole discretion, completely discontinue its matching contributions or terminate the Plan at any time without any liability whatsoever. In the event of the earlier of (1) the termination of this Plan, or (2) the complete discontinuance of matching contributions hereunder, the full value of the applicable Accounts of all Participants of the terminated Plan shall become fully vested and nonforfeitable. In the event of partial termination of the Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.



                                     15-1

           15.4      Timing of Plan Termination

                     The Plan shall terminate:

                     (a)       By Written Notice

                               Upon the date specified in a written notice of
such termination, executed by the Employer and delivered to the Trustee; or

                     (b)       Purpose of Trust Accomplished

                               Upon the earlier of (i) the complete
accomplishment of all purposes for which the Plan was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Trust Agreement. However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

           15.5      Action Required Upon Plan Termination

                     Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in Article 7. Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Articles 4 and 5. The Trustee shall hold and distribute such Accounts as directed by the Committee in accordance with the provisions of Article 9. Upon such termination, if the Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Employer shall thereafter be exercised or performed by the Committee, including the filling of vacancies on the Committee and the amending of the Plan. In the event the Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.

           15.6      Non-Reversion of Assets

                     Except as provided in Articles 4.3(c) and 15.8, in no event shall any part of the principal or income of the Trust revert to the Employer or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

           15.7      Merger or Consolidation Cannot Reduce Benefits

                     In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan, to any other plan unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.



                                     15-2

           15.8      Employer Contributions Conditioned Upon Initial Plan
                     Approval

                     Notwithstanding any other provisions of the Agreement to the contrary, the Employer's obligation to make contributions hereunder is conditioned upon the Employer receiving an initial notification from the United States Department of the Treasury that this Plan is considered to be a qualified Plan under Code Section 401(a) and that this Trust is considered exempt from taxation under Code Section 501(a). If such initial notification is not received, the Employer and any Employee who has made contributions hereunder shall be entitled to recover from the Trustee the full amount of the then value of such contributions. Prior to the receipt of such initial notification, no Participant hereunder or his Beneficiary has any vested interest in, or shall be entitled to, any benefit payments based on Employer contributions made hereunder; provided, however, that upon receipt of such notification, such vestings or entitlements shall be retroactive to the date of their occurrence in accordance with the other provisions of this Plan, and this Article 15.8 shall be of no further force or effect.



                                      15-3

                                   ARTICLE 16

                                   ASSIGNMENTS

           16.1      No Assignment

                     Except as provided in Article 13.6 regarding loans and below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

           16.2      Qualified Domestic Relations Order Permitted

                     The provisions of Article 16.1 above shall not prevent the creation, assignment or recognition of any individual's right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (QDRO). The Committee shall direct that payments under a QDRO be made by the Trustee pursuant to the QDRO.

                     (a)       Not All Domestic Relations Orders Qualify as
                               QDROs

                               The Committee shall establish reasonable, timely
procedures to (1) determine whether a domestic relations order is a QDRO and (2) notify affected parties as specified in Code Section 414(p)(6).

                     (b)       Payments May Occur Before Termination of Service

                               The Plan may make benefit payments to an
Alternate Payee under a QDRO before the Participant's termination of Service, but any such payment shall be made no earlier than the date specified in the QDRO, or in accordance with Code Section 414(p)(3), (4), and (5).

                     (c)       Separate Accounting of Alternate Payee's Account

                               During any period in which the issue of whether a
domestic relations order is a QDRO is being determined by the Committee, a court of law or otherwise, the Committee shall separately account for the amounts (with investment income and loss) which are involved.

                     (d)       Consent Requirements

                               Except as otherwise provided in a QDRO, payments
made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.

                     (e)       Committee Delegates Responsibility to Trustee

                               The Committee shall direct that payments under a
QDRO be made by the Trustee. The Committee may delegate to the Trustee the responsibility for income tax withholding with regard to an Alternate Payee pursuant to Article 14.12.



                                      16-1

                                   ARTICLE 17

                  ADOPTION OF THE PLAN BY AFFILIATED EMPLOYERS

           17.1      General

                     The purpose of this Article 17 is to describe the terms and conditions under which an Affiliated Employer may adopt and become a Member Employer under this Plan for the benefit of its Eligible Employees.

           17.2      Written Consent Required

                     Any Affiliated Employer may, with the written consent of the Employer, become a Member Employer under this Plan by executing a Subscription Agreement under which it shall agree:


                     (1) To be bound by all the provisions of the Plan in the manner set forth herein;

                     (2) To pay its share of the expenses of the Plan as they may be determined from time to time in the manner specified in this Article 17; and

                     (3) To provide the Employer and the Committee with full, complete and timely information on all matters necessary to them in the operation of this Plan.

           17.3      Rights of Member Employer

                     In the event of the adoption of this Plan by an Affiliated Employer, the following shall apply with respect to the participation of such Affiliated Employer as a Member Employer hereunder:

                     (a) All the terms and conditions of the Plan as set forth in the preceding Articles 1 through 16 shall apply to the participation of such Affiliated Employer and its Employees in the same manner as set forth for the Employer and its Employees, except as follows:

                               (i) The right to designate an Affiliated Employer is specifically reserved to the Employer.

                               (ii) The right to appoint the Administrative Committee is specifically reserved to the Employer so long as the Employer participates under the Plan; provided that a Member Employer may appoint an Advisory Committee of such composition and size as it may determine to advise the Committee on any matters affecting such member Employer or its Employees who are Participants under the Plan. The Committee shall be entitled to rely on any information furnished it by any such Advisory Committee in the same manner as if furnished by the Member Employer appointing such Advisory Committee, but in no event shall the existence of any such Advisory Committee modify or otherwise limit any of the powers of duties of the Committee under the Plan.



                                      17-1

                               (iii) The right to direct, appoint remove, approve the Accounts of or otherwise deal with the Trustee is specifically reserved to the Employer so long as the Employer participates under the Plan.

                               (iv)      The right to amend the Plan is
           specifically reserved to the Employer so long as the Employer participates under the Plan, and any such amendment, unless otherwise specified therein, shall be fully binding with respect to the participation of any Member Employer, provided that this reservation shall in no event be construed to prevent any Member Employer from terminating at any time its participation as a Member Employer in this Plan.

                     (b) In the operation of the Plan with respect to a Member Employer, the term "effective date" shall mean the effective date set forth in this Agreement or such other date as specified in such Member Employer's Subscription Agreement.

           17.4      Member Employer May Terminate Participation

                     Any Member Employer may at any time elect to terminate its participation in this Plan, or the Employer or any Member Employer may elect at any time by appropriate amendment or action affecting only its own status hereunder to disassociate itself from this Plan but to continue the Plan as it pertains to itself and its Employees as an entity separate and distinct from this Plan if otherwise permitted by law. Termination of the participation of any Member Employer and/or the Employer shall not affect the participation of any other Member Employer and/or the Employer nor terminate the Plan with respect to them and their Employees; provided that, if the Employer shall terminate its participation, or disassociate itself, then each remaining Member Employer shall make such arrangement and take such action as may be necessary to assume the duties of the Employer in providing for the operation and continued administration of the Plan and Trust as the same pertains to the Member Employer.

           17.5      Member Employer Liability

                     Each Member Employer shall be liable for and shall pay at least annually to the Employer its fair share of the expenses of operating the Plan. The amount of such charges to each Member Employer shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a Member Employer's segregated transaction, no Member Employer shall be charged with a greater proportion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears tot he total of all Participants.



                                      17-2

IN WITNESS WHEREOF, the Employer, the Affiliated Employer and the Trustee have caused this Agreement to be executed by their respective duly authorized parties on this 31st day of December, 1994.

DREYER'S GRAND ICE CREAM, INC.              EDY'S GRAND ICE CREAM

(Employer)                                  (Affiliated Employer)

By  [SIG]                                   By  [SIG]
  --------------------------------            ----------------------------------

By                                          By
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IMPERIAL TRUST COMPANY                      POLAR EXPRESS , INC.

(Trustee)                                   (Affiliated Employer)

By                                          By  [SIG]
  --------------------------------            ----------------------------------

By                                          By
  --------------------------------            ----------------------------------